UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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EMPLOYERS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders and Proxy Statement
April 13, 2023
Dear Stockholder:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Employers Holdings, Inc. The meeting will be held on Thursday, May 25, 2023, beginning at 9:00 a.m. Pacific Daylight Time at Regus — Downtown Reno, 200 S. Virginia Street, 8th Floor, Reno, Nevada 89501 for the following purposes:
(i)To elect the nine directors named in the attached proxy statement to serve until the 2024 Annual Meeting of Stockholders;
(ii)To hold an advisory vote to approve the compensation paid to our named executive officers;
(iii)To hold an advisory vote to approve the frequency of future advisory votes to approve the compensation paid to our named executive officers;
(iv)To ratify the appointment of Ernst & Young LLP as our independent accounting firm for the year ending December 31, 2023; and
(v)To transact such other business as may properly come before the meeting or any postponement, adjournment, or other delay thereof.
All stockholders of record of Employers Holdings, Inc. as of the close of business on March 27, 2023 are entitled to receive notice of, and to vote at, the annual meeting and any postponement, adjournment or other delay thereof.
We are pleased to continue to furnish proxy materials to our stockholders electronically over the Internet. We believe that this e-proxy process expedites stockholder receipt of proxy materials, lowers the costs associated with the production and distribution of proxy materials, and reduces the environmental impact of our annual meeting. The proxy materials, including Employers Holdings, Inc.’s Annual Report for the year ended December 31, 2022, are available at www.proxydocs.com/eig.
Your vote is very important to us. Whether or not you plan to attend the annual meeting, we hope that you will vote as soon as possible. You may vote over the Internet, by telephone or, if you received printed proxy materials, by signing, dating, and returning a proxy card. You may revoke your proxy any time prior to the annual meeting and submit a new proxy as you deem necessary.
We look forward to seeing you at the annual meeting on May 25, 2023.
Sincerely,

Michael J. McSally	Lori A. Brown
Chair of the Board	Executive Vice President, Chief Legal Officer and Secretary

America's small business insurance specialist.®
——————————————————————————————————————————————
www.employers.com

Proxy Statement Summary
This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
Annual Meeting of Stockholders

Time and Date	9:00 a.m. Pacific Daylight Time on Thursday, May 25, 2023

Place	Regus — Downtown Reno 200 S. Virginia Street, 8th Floor Reno, Nevada 89501

Record date	March 27, 2023

Voting	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Ways to Vote	You may vote your shares in person by ballot at the annual meeting, over the Internet, by telephone, or by returning a signed and dated proxy card.
Proposals and Board Recommendations

Proposal		Board's Voting Recommendation	Page Reference (for more detail)

1.	Election of directors	FOR each director nominee	5

2.	Advisory vote to approve executive compensation	FOR	21

3.	Advisory vote on the frequency of votes to approve executive compensation	1 Year	22

4.	Ratification of appointment of Ernst & Young LLP as independent registered public accounting firm for 2023	FOR	58
So that your shares may be represented if you do not plan to attend the annual meeting, please vote your proxy by telephone or over the Internet or by returning the enclosed proxy card in the postage prepaid envelope as soon as possible. Your prompt response will greatly facilitate arrangements for the annual meeting, and your participation is appreciated.

Proposal 1 - Election of Directors (page 5)
After careful consideration, our Board of Directors (the "Board"), with each nominee abstaining on the vote for herself or himself, nominated the nine director candidates identified below for election at the annual meeting, to hold office until the next succeeding annual meeting of stockholders or until their successors have been duly elected or appointed and qualified. All nominees are current members of the Board.
Each nominee has consented to being named in this proxy statement and to serve as a director, if elected. Should any of the nominees become unable or unwilling to serve, the proxies will be voted for the election of such person(s) as shall be recommended by the Board. The Board has no reason to believe that the nominees will be unable to serve.
2023 Proxy Statement | i

Board Nominees

			Committees
Nominee	Age	Director Since	Audit	Board Governance and Nominating	Human Capital Management and Compensation	Finance	Risk Management Technology and Innovation	Executive
Katherine H. Antonello	58	2021				Member	Member	Member
John M. de Figueiredo	57	2019		Member			Chair	Member
Prasanna G. Dhoré	61	2015			Member		Member
Barbara A. Higgins	56	2018		Member	Chair			Member
James R. Kroner	61	2013	Member			Member
Michael J. McColgan	67	2017	Chair				Member	Member
Michael J. McSally	65	2013			Member			Chair
Jeanne L. Mockard	59	2018	Member			Chair		Member
Alex Perez-Tenessa	48	2022				Member	Member

9 ongoing directors	5.7years average tenure of independent directors
33% female directors	89% independent directors

____________________________________________________________________________
The Board of Directors unanimously recommends that stockholders vote FOR the nominees listed above.
____________________________________________________________________________
ii | 2023 Proxy Statement

Proposal 2 - Advisory Vote to Approve Executive Compensation (page 21)
We are asking stockholders to approve, on an advisory (non-binding) basis, the compensation of our named executive officers. The Board believes that our compensation program is one that rewards the achievement of specific financial goals, aligns executive officers' interests with those of our stockholders, and motivates our executives to increase stockholder value without encouraging excessive risk-taking.
Overview of Our 2022 Executive Compensation Program
We believe our executive compensation program:
•Provides total target direct compensation opportunities that are within the competitive range for executives with similar roles in our peer group;
•Aligns pay and performance by linking incentive compensation with combined ratio, adjusted return on stockholders' equity (“AROE”), and adjusted book value per share ("ABVPS") which are key financial drivers of our stock price;
•Emphasizes long-term equity compensation tied to ABVPS and stock price; and
•Discourages excessive or undue risk-taking.
2022 Company Performance Highlights
(all comparisons against full-year 2021, unless stated otherwise)
•We grew the business at an underwriting profit.
◦We wrote $707.2 million of net written premium, higher than any year since 2018 and the third highest since our initial public offering ("IPO") in 2007;
◦We achieved a record number of ending policies in-force of 121,356, up 9%;
◦Our new business premium increased 16%, and our renewal premium increased 8%;
◦Our digital insurance platform, Cerity, which we launched in 2019, increased its premium writings from $1.5 million a year ago to $6.7 million; and
◦Our Adjusted Calendar Year Combined Ratio was 97.0%.
•We gained economies of scale.
◦We increased our premium-to-surplus ratio from 54% to 75%; and
◦We decreased our consolidated GAAP Underwriting and General & Administrative Expense Ratio to 24.7%, far lower than any other year since 2018.
•We effectively managed our investments and capital.
◦Our investment portfolio generated net investment income of $89.8 million, higher than any year since 2009 and the second highest since our IPO in 2007;
◦We returned $121.7 million to stockholders through a combination of share repurchases, regular quarterly dividends and two special dividends; and
◦Our Adjusted Book Value per Share was $43.78 at December 31, 2022, up 3.0% after taking into account $3.28 of dividends declared, despite incurring $48.2 million of pretax net unrealized losses from our portfolio of equity securities and other investments.

2023 Proxy Statement | iii

2022 Compensation Decision Highlights
Based on application of our compensation principles to the Company’s 2022 results, consideration of the Company’s performance and the individual performance of the named executive officers, and the other relevant factors described in our Compensation Disclosure and Analysis beginning on page 23, the Human Capital Management and Compensation Committee approved the 2022 compensation decisions shown in the table below for our named executive officers. This table is not a substitute for, and should be read together with, the Summary Compensation Table on page 38 which presents named executive officer compensation paid, accrued, or awarded for 2022 in accordance with Securities and Exchange Commission ("SEC") disclosure rules and includes additional compensation elements and other important information.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Katherine H. Antonello President and Chief Executive Officer	671,994	—	594,057	—	1,145,000	—	107,630	2,518,681
Michael S. Paquette Executive Vice President, Chief Financial Officer	521,612	—	310,374	—	546,000	—	105,486	1,483,472
Lori A. Brown Executive Vice President, Chief Legal Officer	371,229	—	202,197	—	345,950	—	69,034	988,410
Christopher W. Laws Executive Vice President, Chief Actuary	351,088	31,250	175,506	—	244,063	—	39,635	841,542
Jeffrey C. Shaw Executive Vice President, Chief Information Officer	362,237	—	308,136	—	262,800	—	68,519	1,001,692

____________________________________________________________________________
The Board of Directors unanimously recommends that stockholders vote FOR the approval of the compensation paid to the Company's named executive officers.
____________________________________________________________________________

iv | 2023 Proxy Statement

Proposal 3 - Advisory Vote on the Frequency of Votes to Approve Executive Compensation (page 22)
We are asking stockholders to approve the frequency, on an advisory (non-binding) basis, of votes to approve the compensation paid to our named executive officers. The Board believes that stockholders vote to hold an annual non-binding vote on executive compensation, because an annual advisory vote will allow our stockholders to provide timely, direct input on the Company's executive compensation philosophy, policies and practices as disclosed in the proxy statement each year.
____________________________________________________________________________
The Board of Directors unanimously recommends that stockholders vote 1 YEAR as the frequency to hold future advisory votes on the compensation paid to the Company's named executive officers.
____________________________________________________________________________
2023 Proxy Statement | v

Proposal 4 - Ratification of Appointment of Independent Registered Public Accounting Firm (page 58)
•The Audit Committee of the Board has appointed Ernst & Young LLP ("Ernst & Young") as our independent registered public accounting firm for the year ending December 31, 2023.
•Ernst & Young has served as the Company’s independent registered public accounting firm since 2002.
•Each year, the Audit Committee evaluates the qualifications and performance of the Company’s independent registered public accounting firm and determines whether to re-engage the current independent registered public accounting firm.
•Based on this evaluation, the Audit Committee believes that the continued retention of Ernst & Young is in the best interests of the Company and its stockholders.
•As a matter of good governance, we are asking stockholders to ratify the appointment of Ernst & Young as our independent auditors for 2023.
____________________________________________________________________________
The Board of Directors unanimously recommends that stockholders vote FOR the ratification of our independent registered public accounting firm.
____________________________________________________________________________
vi | 2023 Proxy Statement

General Information
This proxy statement, the accompanying proxy card and the 2022 Annual Report to stockholders of Employers Holdings, Inc. (the “Company” or “Employers Holdings”) are being made available on or about April 13, 2023 in connection with the solicitation on behalf of the Board of Directors of the Company of proxies to be voted at the 2023 Annual Meeting of Stockholders to be held on Thursday, May 25, 2023, and any postponement(s), adjournment(s), or other delay(s) thereof (the "annual meeting").
Who May Vote
All holders of the Company's common stock, par value $0.01 per share, as of the close of business on the record date, March 27, 2023, are entitled to vote at the annual meeting. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on. On the record date, there were 27,049,068 shares of common stock outstanding and entitled to vote at the annual meeting.
Notice and Access
Pursuant to rules adopted by the SEC, we are providing access to our proxy materials over the Internet. On or about April 13, 2023, we mailed to our stockholders a “Notice of Internet Availability of Proxy Materials,” which tells stockholders how to access and review the information contained in the proxy materials and how to submit their proxies over the Internet or by telephone. We believe that utilizing this e-proxy process expedites stockholder receipt of proxy materials, lowers the costs associated with the production and distribution of proxy materials, and reduces the environmental impact of our annual meetings. You may not receive a printed copy of the proxy materials unless you request the materials by following the instructions included in the notice. In addition, by following the instructions included in the notice, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Your election to receive proxy materials in printed form by mail or by email will remain in effect until you terminate such election.
Quorum
Unless otherwise required by applicable law or the Company's Articles of Incorporation or Bylaws, both as amended and restated, a majority of the voting power of the issued and outstanding common stock entitled to vote, including the voting power that is represented in person or by proxy, regardless of whether any such proxy has the authority to vote on all matters, shall constitute a quorum for the transaction of business at the annual meeting. Shares of common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the proposals to be voted upon) will be counted for the purpose of determining whether a quorum exists. There are no cumulative voting rights.
Beneficial Owner Voting
If you own shares of common stock held in “street name” by a bank or brokerage firm and you do not instruct your bank or broker how to vote your shares using the instructions that your bank or broker provides to you, your bank or broker may not be able to vote your shares. If you give your bank or broker instructions, your shares will be voted as you direct. If you do not give instructions, whether the bank or broker can vote your shares depends on whether the proposal is considered “routine” or “non-routine” under New York Stock Exchange ("NYSE") rules. If a proposal is routine, a bank or broker holding shares for a beneficial owner in street name may vote on the proposal without voting instructions from the beneficial owner. If a proposal is non-routine, the bank or broker may vote on the proposal only if the beneficial owner of the shares has provided voting instructions. A broker non-vote occurs when the bank or broker is unable to vote on a proposal because the proposal is non-routine and the beneficial owner does not provide instructions. Proposal 4, the proposal to ratify the appointment of Ernst & Young as the Company's independent accounting firm, is the only proposal at the annual meeting that is considered routine.
2023 Proxy Statement | 1

Annual Meeting Admission
Seating will be limited at the annual meeting. All attendees will need to present a form of government-issued photo identification to be admitted to the annual meeting. No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the annual meeting.
If your shares are held in “street name” and you wish to attend the annual meeting in person, you must bring an account statement or letter from your bank or broker showing that you are the beneficial owner of your shares as of the record date in order to be admitted to the annual meeting. If you hold your shares in “street name” and wish to vote by ballot at the annual meeting, you must bring a “legal proxy” from your bank or broker.
Votes Required
Directors are elected in an uncontested election by a majority voting standard, meaning the votes “for” a director nominee must exceed the votes “against” that director nominee. In the election of directors, abstentions from voting and broker non-votes will be disregarded and have no effect on the outcome of the vote.
Approval of the advisory (non-binding) vote to approve the compensation paid to the Company's named executive officers requires that the number of votes cast in favor of the proposal to exceed the number of votes cast in opposition to the proposal. The results of this vote are not binding on the Board. For the advisory (non-binding) vote to approve the compensation paid to the Company's named executive officers, abstentions from voting and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.
Approval of the advisory (non-binding) vote on the frequency of votes to approve the compensation paid to the Company's named executive officers will be determined based on a plurality of votes cast. This means that the option with the most affirmative votes of the votes cast will be deemed to be approved by the stockholders. The results of this vote are not binding on the Board. For the advisory (non-binding) vote on the frequency of the votes to approve the compensation paid to the Company's named executive officers, abstentions from voting and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.
Approval of the proposal to ratify the appointment of Ernst & Young as the Company's independent accounting firm requires the number of votes cast in favor of the proposal to exceed the number of votes cast in opposition to the proposal. Abstentions from voting and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.
How to Vote
You may vote your shares in any of the following ways:
•by telephone at 1-866-883-3382 anytime before 11:59 p.m., Central Daylight Time, on Wednesday, May 24, 2023;
•by the Internet at www.proxypush.com/eig anytime before 11:59 p.m., Central Daylight Time, on Wednesday, May 24, 2023;
•by signing and dating the enclosed proxy card and returning it as soon as possible (a postage prepaid envelope is included for your convenience); or
•in person by ballot at the annual meeting.
2 | 2023 Proxy Statement

How Proxies Will be Voted
All properly executed proxies, unless revoked as described below, will be voted at the annual meeting in accordance with your directions on the proxy. If a properly executed proxy gives no specific instructions, the shares of common stock represented by that proxy will be voted as follows:
•FOR the election of the nine director nominees named in this proxy statement to serve a one-year term expiring at the 2024 Annual Meeting of Stockholders;
•FOR approval of the compensation paid to the Company's named executive officers;
•FOR annual stockholder votes on the compensation paid to the Company's named executive officers;
•FOR ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2023; and
•at the discretion of the proxyholders with regard to any other matter that is properly presented at the annual meeting.
Revoking a Proxy
If you vote by proxy, you may revoke your proxy at any time before it is voted at the annual meeting. You may do this by:
•mailing a written notice (before the annual meeting) revoking your proxy to the Corporate Secretary, Employers Holdings, Inc., at P.O. Box 539003, Henderson, NV 89053-9003; or
•delivering a new proxy (before the annual meeting) bearing a date after the date of the proxy being revoked; or
•voting in person by ballot at the annual meeting.
Inspector of Election
In accordance with the Company's Bylaws, Michael J. McSally, Chair of the Board, has appointed a representative of EQ Shareowner Services to be the inspector of election at the annual meeting. The inspector of election is not an officer or Director of the Company. The inspector will receive and canvass the votes given at the annual meeting and certify the results.
2023 Proxy Statement | 3

About the Company
Employers Holdings, Inc. became the name of the Company concurrent with its initial public offering and the completion of the conversion of EIG Mutual Holding Company (“EIG”) from a Nevada mutual holding company to a Nevada stock corporation on February 5, 2007. EIG and its wholly-owned direct subsidiary, Employers Group, Inc. (“EGI”), were formed on April 1, 2005 in conjunction with the conversion of Employers Insurance Company of Nevada, a mutual insurance holding company (“EICN”), into a Nevada stock corporation. EICN commenced operations as a private mutual insurance company on January 1, 2000, when it assumed the assets, liabilities and operations of the former Nevada State Industrial Insurance System pursuant to legislation passed in the 1999 Nevada Legislature. Employers Compensation Insurance Company (“ECIC”), a wholly-owned subsidiary of EGI, began to operate under the Employers trade name when we acquired renewal rights and certain other tangible and intangible assets from Fremont Compensation Insurance Group and its affiliates in 2002. Employers Preferred Insurance Company (“EPIC”) and Employers Assurance Company (“EAC”), are wholly-owned subsidiaries of EGI and began to operate under the Employers trade name when we completed the acquisition of AmCOMP Incorporated (“AmCOMP”) on October 31, 2008. In connection with the acquisition of AmCOMP, we also acquired EIG Services, Inc. Additionally, Cerity Group, Inc. (“CGI”), a wholly-owned subsidiary of EIG, and Cerity Services, Inc. (“CSI”), a wholly-owned subsidiary of CGI, were formed on May 22, 2018. Cerity Insurance Company (“CIC”), is a wholly-owned subsidiary of CGI and began to operate under the Cerity trade name shortly after we completed the acquisition of PartnerRe Insurance Company of New York on July 31, 2019.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 25, 2023.
The Proxy Statement and 2022 Annual Report to stockholders are available at www.proxydocs.com/eig.
4 | 2023 Proxy Statement

Proposal 1 - Election of Directors
Nominees for Election as Directors
The Company's full Board currently consists of ten directors. On March 1, 2023, Valerie R. Glenn, a current director, notified the Board that she would not seek re-election, and that her service as a director would end immediately following the 2023 Annual Meeting. Ms. Glenn has served on the Board of Directors of Employers Holdings and its predecessor companies since 2006. The Company and the Board thank Ms. Glenn for her distinguished service to the Company and its stockholders.
The Board, with each nominee abstaining on the vote for herself or himself, nominated the nine director candidates identified below for election at the 2023 Annual Meeting of Stockholders, to hold office until the next succeeding annual meeting of stockholders or until their successors have been duly elected or appointed and qualified. All nominees are current members of the Board.
The Board Governance and Nominating Committee considered each nominee’s experiences, qualifications, attributes, and skills when determining the current performance of the Board. The Board Governance and Nominating Committee also reviewed the Board and committee evaluations, including individual peer-to-peer reviews, and considered the significant experience our directors have had working together on the Board. The Board evaluated the same criteria when it approved the nominees recommended by the Board Governance and Nominating Committee.
In considering the nominees, the Board Governance and Nominating Committee and the Board focused on the background and experiences of the nominees, as described in the biographies appearing below. The Board Governance and Nominating Committee and the Board concluded that the nominees for election provide the Company with an appropriate mix of experience, knowledge, education, and abilities to allow the Board to fulfill its responsibilities to the Company and its stockholders.
Each nominee has consented to being named in this proxy statement and to serve as a director, if elected. Should any of the nominees become unable or unwilling to serve, the proxies will be voted for the election of such person(s) as shall be recommended by the Board. The Board has no reason to believe that the nominees will be unable to serve.
Except as otherwise indicated, each nominee has had the same principal occupation or employment during the past five years. The information provided is as of April 1, 2023, unless otherwise indicated.

2023 Proxy Statement | 5

Katherine H. Antonello

Principal Occupation:	Director Since: 2021
President and Chief Executive Officer of Employers Holdings, Inc.	Committee Memberships:
Age: 58	Executive
Other current public company directorships: None	Finance
Previous public company directorships in last five years: None	Risk Management, Technology and Innovation

Experience
Ms. Antonello has served as a Director and the President and Chief Executive Officer of the Company since April 2021. She also serves as a Director and Chief Executive Officer of each of the Company’s wholly-owned subsidiaries. Ms. Antonello joined the Company in August 2019 as its Executive Vice President, Chief Actuary. Prior to joining the Company, Ms. Antonello served as the Chief Actuary for the National Council on Compensation Insurance (NCCI) from June 2013 to July 2019. Ms. Antonello earned her Bachelor of Science degree in Mathematics from Birmingham-Southern College. She is a Fellow of the Casualty Actuarial Society, a Fellow of the Society of Actuaries, and a Member of the American Academy of Actuaries. In addition, she currently serves as the Chair of the Board of the Casualty Actuarial Society and as an advisory board member of Kids Chance of America.

Skills and Qualifications
Ms. Antonello’s qualifications to serve on the Board include, among other factors, her unique blend of over 25 years of deep workers’ compensation insurance experience having held leadership roles in actuarial, policy services and internal audit functions. Her work with carriers, workers’ compensation bureaus, and consulting firms gives her a broad perspective on the industry.

João (John) M. de Figueiredo

Principal Occupation:	Director Since: 2019
Professor	Independent
Age: 57	Committee Memberships:
Other current public company directorships: None	Board Governance and Nominating
Previous public company directorships in last five years: None	Executive
Risk Management, Technology and Innovation (Chair)

Experience
Dr. de Figueiredo has been a professor at Duke University since 2010 and is currently the Russell M. Robinson II Professor of Law, Strategy, and Economics at the Duke University Law School and Fuqua School of Business. Prior to joining Duke, Dr. de Figueiredo held faculty positions at the UCLA Anderson School of Management, UCLA Law School, and the MIT Sloan School of Management. He has also served as a strategic management consultant at Monitor Company. His research specializes in business and innovation strategies in regulated industries. His scholarly articles, papers, and reviews on strategy, innovation, economics, and business-government interactions have appeared in numerous scholarly and management journals in a variety of disciplines. Dr. de Figueiredo received a Ph.D. in Business and Public Policy from the University of California, Berkeley, an M.Sc. degree in Economics from the London School of Economics, and an A.B. degree from Harvard University, and he has been a Research Associate with the National Bureau of Economic Research since 2007.

Skills and Qualifications
Dr. de Figueiredo’s qualifications to serve on the Board include, among other factors, his knowledge, research, and expertise in areas of competitive strategy, disruptive and incremental innovation, strategy implementation and organizational change, data analytics, and corporate regulatory and political strategy.

6 | 2023 Proxy Statement

Prasanna G. Dhoré

Principal Occupation:	Director Since: 2015
President, Data & Analytics Solutions at Fiserv, Inc.	Independent
Age: 61	Committee Memberships:
Other current public company directorships: None	Human Capital Management and Compensation
Previous public company directorships in last five years: None	Risk Management, Technology and Innovation

Experience
Mr. Dhoré is the President, Data & Analytics Solutions at Fiserv, Inc., a global provider of payments and financial services technology solutions. Mr. Dhoré was the Chief Data & Analytics and Innovation Officer at Equifax, Inc., one of the three largest American consumer credit reporting agencies, from August 2012 to August 2021. Prior to joining Equifax in 2012, Mr. Dhoré served as Vice President of Global Customer Intelligence of Hewlett Packard. He also served as Senior Vice President of Mellon Financial Corporation and Executive Vice President of Dreyfus Service Corporation. Mr. Dhoré received a Master of Science degree in Statistics and Operations Research from New York University’s Leonard N. Stern School of Business, a Master of Business Administration from Kansas State University, and a Bachelor of Science degree in Mechanical Engineering from University of Mysore and is a Chartered Financial Analyst (“CFA”).

Skills and Qualifications
Mr. Dhoré’s qualifications to serve on the Board include, among other factors, his experience as Chief Data & Analytics and Innovation Officer of Equifax, Inc., his experience and expertise in the areas of big data analytics, customer engagement and development, customer insights, marketing, brand management, customer relationship management (CRM), and strategic planning across technology, financial services and publishing verticals.

Barbara A. Higgins

Principal Occupation:	Director Since: 2018
Advisor	Independent
Age: 56	Committee Memberships:
Other current public company directorships: None	Board Governance and Nominating
Previous public company directorships in last five years: None	Executive
Human Capital Management and Compensation (Chair)

Experience
Ms. Higgins retired from Duke Energy Corporation ("Duke Energy") in December 2021 and currently serves as an advisor on customer experience management as well as on the board of multiple non-profit institutions. From August 2017 through December 2021, Ms. Higgins served as the Chief Customer Officer for Duke Energy, with focus on designing end-to-end strategies for measurement, valuation and improvement of the residential and commercial customer experience and had also served as its Customer Experience Advisor. Previously, from May 2015 to August 2017, she was a consultant. Ms. Higgins served as Chief Customer Officer for Allstate Insurance Company from May 2011 to April 2015. Prior to that, she led Customer Experience at United Airlines, Inc., following a nearly 19 year career at The Walt Disney Company (“Disney”) where she served in every Disney-owned and operated theme park location worldwide. From 2013 to the end of 2018, she served as a Director at DeVry University and was an advisory board member from November 2011-2013. Ms. Higgins received a Bachelor of Science degree from Cornell University, School of Hotel Administration and a Master of Business Administration from the University of Florida, Warrington College of Business Administration.
Skills and Qualifications
Ms. Higgins’ qualifications to serve on the Board include, among other factors, her nearly 35 years of experience in customer experience management designing end-to-end strategies for measurement, valuation, improvement, risk assessment, communications, research, and engagement for large multi-national companies spanning from power, insurance, airlines, and hospitality, as well as her previous board experience.

2023 Proxy Statement | 7

James R. Kroner

Principal Occupation:	Director Since: 2013
Consultant	Independent
Age: 61	Committee Memberships:
Other current public company directorships: None	Audit
Finance
Previous public company directorships in last five years: None

Experience
Mr. Kroner was formerly the Chief Financial Officer and Chief Investment Officer of Endurance Specialty Holdings Ltd., which he co-founded in 2001 and from which he retired in December 2005. In addition, he served on its Executive Committee and its Board of Directors. Since his retirement, Mr. Kroner has served as a consultant to various insurance companies and as a private investor. Mr. Kroner served on the Boards of Terra Industries Inc. and Global Indemnity plc and its U.S. insurance subsidiaries. Prior to founding Endurance, Mr. Kroner was Managing Director at Fox Paine & Company LLC and served as a Managing Director and co-head of insurance industry investment banking in the Americas for JP Morgan & Co. Mr. Kroner received a bachelor’s degree in International Relations from Northwestern University and a master’s degree in Management from Northwestern University’s Kellogg School of Management.

Skills and Qualifications
Mr. Kroner’s qualifications to serve on the Board include, among other factors, his experience as Chief Financial Officer, Chief Investment Officer and board member of a publicly-traded insurance company that he co-founded, his consulting experience to various insurance companies, as well as his service as a director to other insurance companies, and his experience and expertise in the areas of insurance, management, finance, investments, and investment banking.

Michael J. McColgan

Principal Occupation:	Director Since: 2017
Director and Private Investor	Independent
Age: 67	Committee Memberships:
Other current public company directorships: None	Audit (Chair)
Executive
Previous public company directorships in last five years: None	Risk Management, Technology and Innovation

Experience
Until July 2017, Mr. McColgan was a Partner with PricewaterhouseCoopers LLP (“PwC”) providing assurance, risk management, business advisory, and other services to clients primarily in the Financial Services Industry. During his 38 year career with PwC, including 27 years as a Partner, Mr. McColgan held various leadership positions, including serving as the East Region Assurance Leader, the firm’s largest Assurance Practice, Managing Partner of the New York Metro Insurance Practice and Managing Partner of the Northeast Financial Services and Insurance Practices. He was also a member of the PwC Extended Leadership Team and served as the Global Engagement Partner for several of PwC’s largest insurance company clients. Mr. McColgan also serves as a Director of Point32Health, Inc. formed in 2021 through the merger of Tufts Health Plan, Inc. and Harvard Pilgrim Health Care, Inc. Mr. McColgan received a bachelor’s degree in Accounting from Villanova University, is a Certified Public Accountant, and is a member of the American and Pennsylvania Institutes of Certified Public Accountants.
Skills and Qualifications
Mr. McColgan’s qualifications to serve on the Board include, among other factors, his experience as a Partner at PwC and the various leadership positions held and his significant experience and expertise in the areas of assurance, risk management, and advising businesses primarily in the financial services industry.

8 | 2023 Proxy Statement

Michael J. McSally

Principal Occupation:	Director Since: 2013
Director and Private Investor	Independent
Age: 65	Committee Memberships:
Other current public company directorships: None	Executive (Chair)
Human Capital Management and Compensation
Previous public company directorships in last five years: None

Experience
Mr. McSally has been the Chair of our Board of Directors since May 2020. Mr. McSally retired in 2010 and is currently a private investor with a focus on insurance and related businesses. In May 2016, Mr. McSally became a director of IAT Insurance Group. From December 2013 to October 2018, Mr. McSally was the majority owner and non-executive Chairman of Provider Insurance Group, LLC. Mr. McSally has served in various executive positions for OneBeacon Insurance Group, John Hancock Financial Services, Commercial Union Insurance Company, and York Insurance Group. He has also served on several boards of directors of privately held insurance companies and was an Executive Partner of Charter Oak Capital Partners, LP. Mr. McSally received a bachelor’s degree from Providence College, is a Fellow of the Casualty Actuarial Society and is a member of the American Academy of Actuaries.

Skills and Qualifications
Mr. McSally’s qualifications to serve on the Board include, among other factors, his experience as Chief Executive Officer, Chief Operating Officer, and in Senior Vice President positions to various insurance companies leading commercial and personal lines, distribution and agency management, as well as his service on several boards of privately held insurance companies and his significant experience and expertise in the areas of insurance, management and actuarial science.

Jeanne L. Mockard

Principal Occupation:	Director Since: 2018
Private Investment Manager and Director	Independent
Age: 59	Committee Memberships:
Other current public company directorships: None	Audit
Executive
Previous public company directorships in last five years: None	Finance (Chair)

Experience
Since 2009, Ms. Mockard has been the Principle at JLM Capital and Consulting performing services as a consultant to financial and technology companies and as an investor in startup businesses. Prior to that, she was a Managing Director and Portfolio Manager with Putnam Investments for over 20 years. Ms. Mockard is a CFA and currently serves as a Director, member of the Audit Committee and chair of the Finance Committee of Nuclear Electric Insurance Limited, Director of Silent Spring Institute, and as a member of the Endowment Committee for The Bryn Mawr School, and as the Chair of the Investment Committee and Treasurer of the Lutheran Deaconess Association. Ms. Mockard received a Bachelor of Science degree from Tufts University and a Master of Business Administration from the University of Virginia, Darden School of Business.
Skills and Qualifications
Ms. Mockard’s qualifications to serve on the Board include, among other factors, her experience with financial and technology companies and as an investor in startup businesses, as well as more than 20 years of experience managing large investment portfolios, and her extensive service on various boards and committees.

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Alejandro (Alex) Perez-Tenessa

Principal Occupation:	Director Since: 2022
CEO	Independent
Age: 48	Committee Memberships:
Other current public company directorships: None	Finance
Risk Management, Technology and Innovation
Previous public company directorships in last five years: None

Experience
Mr. Perez-Tenessa is the founder and CEO of Trendio Live Inc., which was formed in July 2021. Prior to that, he served as Vice President, U.S. Prime Video at Amazon.com, Inc. from August 2019 to April 2021. He served as Vice President, Kindle Content at Amazon from April 2017 to August 2019. Prior to joining Amazon, he served as Vice President of Beauty and Personal Care of CVS Health from 2013 to April 2017. He also served as a Partner at McKinsey & Company from 2003 to 2013. Mr. Perez-Tenessa received a Master in Business Administration from Harvard University (Baker Scholar), as well as a bachelor’s degree and a master’s degree from ESSEC Business School in Paris, France.

Skills and Qualifications
Mr. Perez-Tenessa’s qualifications to serve on the Board include, among other factors, his unique expertise and experience in areas including transformational leadership, digital marketing, and optimization of customer experience through machine learning.
.

___________________________________________________________________________
The Board of Directors unanimously recommends that stockholders vote FOR the nominees listed above.
____________________________________________________________________________
10 | 2023 Proxy Statement

Director Nomination and Recommendation Procedures
The Board Governance and Nominating Committee has adopted Procedures and Criteria for Nomination to assist it in reviewing and evaluating director nominees. These procedures identify qualifications that should be considered when comparing and evaluating director nominees from any source. The general criteria include background and experience, and an appropriate mix of professional experience or training in accounting, finance, technology, management, marketing, securities, law and insurance. The specific criteria to be reviewed by the Board Governance and Nominating Committee include, but are not limited to, the following: integrity; ability to work with others; experience at a senior level in a particular industry; commitment; financial literacy; an understanding of board governance; no conflict of interest with the Company; and the ability to satisfy the independence requirements of the NYSE and the SEC.
The Board Governance and Nominating Committee may also seek to have the Board represent a diversity of backgrounds and experience. Although the Board Governance and Nominating Committee does not have a written diversity policy, it considers diversity of knowledge, skills and professional experience as factors in evaluating candidates for the Board. The Board Governance and Nominating Committee assesses its achievement of diversity through its review of Board composition as part of the annual Board self-evaluation process. The Board Governance and Nominating Committee is responsible for assessing the appropriate balance of the various criteria required of Board members.
The Board Governance and Nominating Committee may, if it determines to do so, utilize a search firm to assist in its review of any potential director candidates.
The Company’s Bylaws establish procedures for the submission of director nominees by stockholders. Stockholders wishing to submit a director nominee should carefully review the Bylaws.

The Board Governance and Nominating Committee will also consider candidates recommended by stockholders. In considering candidates submitted by stockholders, the Board Governance and Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. Any director recommendations by stockholders should be mailed to the Corporate Secretary, Employers Holdings, Inc. at 748 S. Meadows Parkway, Suite A9, #249, Reno, Nevada 89521.

Majority Vote Policy in Uncontested Director Elections
The Company's majority voting policy provides that a director nominee must receive a majority of votes cast, as contemplated by the Company's Bylaws, in order to be elected to the Board, except that if as of a date that is 14 days in advance of the date that the Company files its definitive proxy statement with the SEC (regardless of whether or not thereafter revised or supplemented) the number of nominees exceeds the number of directors to be elected, then the directors will be elected by the vote of a plurality of shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. If an incumbent director fails to receive a majority of the votes cast for election in an uncontested election (where the number of nominees does not exceed the number of directors to be elected), then the Company's majority voting policy requires that such director must, promptly following certification of the stockholder vote, offer his or her resignation to the Board for consideration in accordance with the following procedures. All of these procedures must be completed within 90 days following certification of the stockholder vote.
The Board, through its Qualified Independent Directors (as defined below), will evaluate the best interests of the Company and its stockholders and decide the action to be taken with respect to such offered resignation, which may include, without limitation: (1) accepting the resignation; (2) accepting the resignation effective as of a future date not later than 180 days following certification of the stockholder vote; (3) rejecting the resignation but addressing what the Qualified Independent Directors believe to be the underlying cause of the failure to receive a majority of the votes cast; (4) rejecting the resignation but resolving that the director will not be re-nominated in the future for election as a director; or (5) rejecting the resignation.
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In reaching their decision, the Qualified Independent Directors will consider all factors that they deem relevant, including but not limited to: (1) any stated reasons why stockholders did not vote for such director; (2) the extent to which the votes “against” exceed the votes “for” the election of the director and whether the votes “against” represent a majority of the Company's outstanding shares of common stock; (3) any alternatives for curing the underlying cause of the “against” votes; (4) the director's tenure; (5) the director's qualifications; (6) the director's past and expected future contributions to the Company; (7) the overall composition of the Board, including whether accepting the resignation would cause the Company to fail or potentially fail to comply with any applicable law, rule or regulation of the SEC or the NYSE Rules; and (8) whether such director's continued service on the Board for a specified period of time is appropriate in light of current or anticipated events involving the Company.
Following the decision of the Qualified Independent Directors, the Company will publicly disclose the decision as to whether or not to accept the resignation offer and the process by which the decision was reached, including, if applicable, the reason or reasons for rejecting the offered resignation.
A director who is required to offer his or her resignation in accordance with this policy is not permitted to be present during the deliberations or voting as to whether to accept his or her resignation or, except as otherwise provided below, a resignation offered by any other director in accordance with the Company's majority voting policy. Prior to voting, the Qualified Independent Directors may afford the affected director an opportunity to provide any information or statement that he or she deems relevant.
For purposes of the Company's majority voting policy, “Qualified Independent Directors” means all directors who are (1) independent directors (as defined in accordance with the NYSE Rules) and (2) not required to offer their resignations in connection with an election in accordance with this policy. If there are fewer than three independent directors then serving on the Board who are not required to offer their resignations, then the Qualified Independent Directors means all of the independent directors, with each independent director who is required to offer his or her resignation in accordance with this policy obligated to recuse himself or herself from the deliberations and voting only with respect to his or her individual offer to resign.
All nominees for election as a director in an uncontested election shall be deemed, as a condition to being nominated, to have agreed to abide by the Company's majority voting policy and, if applicable, must offer to resign and, if requested to do so, must resign, in each case in accordance with this policy. The Company may require each person to submit an irrevocable resignation letter, subject to this policy, as a condition to being nominated for election.
12 | 2023 Proxy Statement

Board Matters and Corporate Governance
Corporate Governance Guidelines
The Board has adopted the Corporate Governance Guidelines of Employers Holdings, Inc. (the “Guidelines”), which are available on our website at www.employers.com, and the Company will furnish a print copy to any stockholder who requests it. The Guidelines were adopted to assist the Board in fulfilling its responsibilities and are in compliance with Section 303A of the NYSE Listed Company Manual (the “Listing Standards”).
Director Independence
In accordance with the rules of the NYSE, the Board affirmatively determines the independence of each director and nominee for election as a director in accordance with the Guidelines, which include all elements of independence set forth in Section 303A of the Listing Standards. Specifically, the Board has agreed that it shall be comprised of a majority of directors who qualify as independent directors under the Listing Standards.
The Guidelines provide that the Board reviews annually the relationships that each director has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Following such annual review, only those directors who the Board affirmatively determines have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) will be considered independent directors, subject to additional qualifications prescribed under the Listing Standards or applicable law. The Board may, but has not, adopted categorical standards to assist it in determining director independence. In the event that a director becomes aware of any change of circumstances that may result in such director no longer being considered independent under the Listing Standards or applicable law, the director shall promptly inform the Chair of the Board Governance and Nominating Committee.
Based on its review, the Board has determined that all non-employee directors are independent.
Board Leadership Structure
The Board believes that there is no single best organizational model that is the most effective in all circumstances and that the stockholders’ interests are best served by allowing the Board to retain the flexibility to determine the optimal organizational structure for the Company at a given time, including whether the role of Chair of the Board should be held by an independent director or a senior executive who serves on the Board. The members of the Board possess considerable experience and unique knowledge of the challenges and opportunities the Company faces, and are in the best position to evaluate the needs of the Company and how to best organize the capabilities of the directors and management to meet those needs.
The Board has determined that having Mr. McSally, an independent director, serve as Chair of the Board is in the best interest of the Company’s stockholders at this time. This structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing Board priorities and procedures, and is useful in establishing a system of corporate checks and balances. In addition, as managing the Board can be a time-intensive responsibility, this structure permits Ms. Antonello, our President and Chief Executive Officer, to focus on the management of the Company’s day-to-day operations.
Lead Independent Director Policy
The Guidelines provide that if the Chair of the Board is not an independent director, the Company's independent directors will designate one of the independent directors on the Board to serve as a lead independent director (the “Lead Independent Director”). If the Chair of the Board is an independent director, then he or she satisfies the Guideline's requirements for a Lead Independent Director. As
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described under “Board Leadership Structure” above, the Board is currently led by an independent Chair of the Board, Mr. McSally.
Board Committees
The Company has the following standing committees: Audit Committee, Board Governance and Nominating Committee, Human Capital Management and Compensation Committee, Executive Committee, Finance Committee, and Risk Management, Technology and Innovation Committee. The following table summarizes the current membership of the Board's standing committees and the number of meetings held in 2022.

Committees
	Audit	Board Governance and Nominating	Human Capital Management and Compensation	Finance	Risk Management, Technology and Innovation	Executive
Ms. Antonello				Member	Member	Member
Dr. de Figueiredo		Member			Chair	Member
Mr. Dhoré		Member			Member
Ms. Glenn		Chair	Member			Member
Ms. Higgins		Member	Chair			Member
Mr. Kroner	Member			Member
Mr. McColgan	Chair				Member	Member
Mr. McSally			Member			Chair
Ms. Mockard	Member			Chair		Member
Mr. Perez-Tenessa				Member	Member
Meetings in 2022	6	5	8	5	5	0
Audit Committee
The Audit Committee assists the Board in monitoring the integrity of our financial statements, the adequacy of our system of internal controls, our independent auditors’ qualifications and independence, the performance of our internal audit function and independent auditors, and our compliance with legal requirements. The Audit Committee has direct responsibility for the appointment, compensation, retention, termination, and oversight of our independent auditors, and our independent auditors report directly to the Audit Committee.
The Audit Committee prepared the Audit Committee Report included in this proxy statement on page 59.
The Company's Audit Committee satisfies the independence and other requirements of the NYSE and the SEC. Each member of the Audit Committee is financially literate. In addition, the Board of Directors has determined that each member of the Audit Committee is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K of the Securities Act of 1933, as amended.
Board Governance and Nominating Committee
The purpose of the Board Governance and Nominating Committee is to identify and select qualified individuals to become members of the Board of Directors and its committees, to determine the composition of the Board of Directors and its committees, to recommend to the Board a slate of Director nominees for each annual meeting of stockholders, to develop and recommend to the Board of Directors sound corporate governance policies and procedures, to review succession plans of the Company's Chair and Chief Executive Officer, and to oversee the evaluation of the Board and committees. The Board Governance and Nominating Committee also provides oversight of the Company’s environmental, social, and governance ("ESG") programs, including receiving periodic updates from the Company’s management responsible for such programs, and oversees the Company's charitable giving programs.
14 | 2023 Proxy Statement

Our Board Governance and Nominating Committee satisfies the independence and other requirements of the NYSE and the SEC.
Human Capital Management and Compensation Committee
The Human Capital Management and Compensation Committee, or the Compensation Committee, provides advice, direction and oversight of the Company's policies and strategies relating to culture and human capital management, including diversity, equity and inclusion, and is directly responsible for the Company's compensation plans, policies, programs and practices applicable to the Chief Executive Officer and other executive officers, including the Company's executive compensation plans, employee benefit plans, and incentive-compensation and equity-based plans. Specifically, the Compensation Committee determines the details of the compensation package for the Chief Executive Officer and other executive officers, with advice and recommendations from the Chief Executive Officer with respect to the compensation packages of the other executive officers; establishes the total compensation philosophy and strategy for the Company and its Board; administers our equity and incentive plan, incentive and discretionary bonuses, 401(k) plan and other benefits plans; and approves the salaries and bonuses for executive officers. The Compensation Committee may delegate to one or more of its members or to one or more executive officers or other agents those administrative duties it may deem advisable (including the authority to grant awards under the equity and incentive plan to non-officers), and it or its delegate may employ one or more persons to render advice with respect to any responsibility this committee or such person may have under the plan. The Compensation Committee also determines, adopts, and oversees the mandatory guidelines that require non-employee directors, named executive officers, and other members of senior management to attain and retain specific levels of ownership in Company stock.
The Compensation Committee prepared the Compensation Committee Report included in this proxy statement on page 37.
Our Compensation Committee satisfies the independence and other requirements of the NYSE and the SEC.
Executive Committee
The Executive Committee functions on behalf of the Board during intervals between meetings of the Board, as necessary. The Executive Committee may exercise all the powers of the Board in management of the business and affairs of the Company, except as limited by the Company's Articles of Incorporation and Bylaws, with respect to matters that are specifically reserved for another committee, and as set forth in its charter.
Finance Committee
The Finance Committee oversees the Company's investments, investment policies and guidelines, financial planning, capital structure and management, stock dividend policy and dividends, stock repurchases, budgetary reviews and reinsurance protection.
Risk Management, Technology and Innovation Committee
The Risk Committee's duties were expanded, and its name was changed to the Risk Management, Technology and Innovation Committee, in 2022. The Risk Management, Technology and Innovation Committee, or the Risk Committee, provides oversight of the Company's IT and cybersecurity risks and strategies, and oversees the Company's innovation strategies and risks. The Risk Committee approves and provides high-level oversight of the Company's enterprise-wide risk management framework and structure, including the Company's approach to risk management and the practices, guidelines, policies, processes, and governance structures necessary to execute the risk management program. The Risk Committee also approves, and monitors adherence to, the Company's risk appetite and risk tolerances, and provides input and direction on the most significant risks facing the Company.
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Committee Charters and Evaluations
Each committee has a written charter. Each committee charter is available on our website at www.employers.com. The Company will provide a print copy of any committee charter to any stockholder who requests it.
At least annually, or in the case of the Executive Committee in the years in which it meets, each committee reviews and evaluates its and each member's performance, including its compliance with its charter.
Committee Membership Rotation
The Board approved a process whereby the committee assignments and the chairs of various committees would rotate on a periodic basis. This process is intended to provide the directors with additional exposure to the responsibilities of the various committees and increase the depth of their experience. This process generally includes the requirement that an incoming chair of a committee either be on the committee for at least one year before assuming the duties of the chair or have prior experience on that committee. The changes to the committee and chair assignments generally occur each year following the annual meeting.
Board's Role in Risk Oversight
One of the Board's important functions is oversight of risk management. Risk is inherent in the business of the Company, and may include risk from external sources such as competitors, the economy and credit markets, regulatory and legislative developments, and other external forces. The Board's oversight, assessment, and decisions regarding risks occur in the context of and in conjunction with the other activities of the Board and its committees. While management is responsible for identifying risk and risk controls related to significant business activities, mapping the risks to the Company's strategy, and developing programs and recommendations to determine the sufficiency of risk identification and mitigation, the Board is responsible for promoting an appropriate culture of risk management and setting the tone at the top. The Board also provides oversight so that the Company has the necessary resources to proactively manage risk, including a periodic review of the development, experience, skills, and leadership of the Company's management and the employees who report to them. The Board committees provide oversight under the direction of their respective chairs.
The Risk Management, Technology and Innovation Committee oversees, among other things, the Enterprise Risk Management (ERM) program and the Information Security program. This structure insures that the Company's most critical risks are effectively monitored and communicated to the Board. The Risk Management, Technology and Innovation Committee focuses on the Company's ERM program including its framework, risk register and risk appetite. The Risk Management, Technology and Innovation Committee also focuses on IT and cybersecurity risks and strategies, along with the Company's Chief Information Security Officer, in order to understand these risks and the Company's mitigation strategies. The Risk Management, Technology and Innovation Committee also oversees the Company's innovation strategies and risks.
While the Board and the Risk Management, Technology and Innovation Committee have ultimate oversight responsibility for the risk management program, other committees of the Board also have specific responsibilities for risk management:
•The Audit Committee meets periodically with the Chief Financial Officer, Corporate Controller, General Counsel, Internal Auditor, and Ernst & Young with regard to the Company's risk management processes, controls, and capabilities. In addition, the Audit Committee reviews at least annually, the Company's legal and regulatory risks and the Company's compliance programs, the Company's Code of Conduct, and the Company's procedures regarding the receipt, retention and treatment of issues concerning internal controls, insurance premiums receivable, reinsurance recoverables, exposure to terrorism and catastrophes, and internal and external audit matters.
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•The Finance Committee oversees and provides review and oversight as to the Company's liquidity and capital needs and activities, reinsurance protection, the proper allocation and distribution of capital between the Company and its subsidiaries, dividend declarations, and other financial matters on an ongoing basis. The Finance Committee also monitors the Company's financial structure and reviews the Company's policies and procedures for risks or exposure to capital markets, our need for capital, our debt structure, the assessments or surcharges for which we may become liable and the restrictions and requirements of insurance laws.
•The Board Governance and Nominating Committee oversees the executive and Board Chair succession plans, the Company's compliance with the requirements of the NYSE and the SEC, and reviews the Company's governing documents, committee charters and other policies at least annually. The Board Governance and Nominating Committee is responsible for identifying and selecting individuals qualified to serve as members of the Board, recommending the committee structure to the Board, developing and recommending the Guidelines to the Board, and overseeing the evaluation of the Board and its committees. The Board Governance and Nominating Committee also provides oversight of the Company’s ESG programs, which includes receiving periodic updates from the Company’s management responsible for such programs and oversees the Company's charitable giving programs.
•The Compensation Committee oversees the Company's culture and human capital management, including diversity, equity and inclusion, and the Company's compensation plans, policies, programs and practices applicable primarily to the Company's executive officers. The Compensation Committee establishes the overall benefit and compensation philosophy and administers our equity and incentive plan, incentive and discretionary bonuses, 401(k) plan and other benefits plans. The Compensation Committee is responsible for mitigating risk through responsible corporate governance and annually evaluates whether the Company's incentive compensation programs create material risks to the Company.
The majority of the Company's directors sit on more than one standing committee and this overlap helps ensure that the risk responsibilities of the various committees are well coordinated. Each committee chair makes a report on committee activities to the Board at least quarterly, which enables all Board members to continually review and evaluate risks that could affect the Company. In addition, directors are welcome to attend committee meetings of their choosing.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee during all or part of 2022 consisted of Ms. Higgins, Chair, and members Ms. Glenn, Messrs. Dhoré and McSally, and Dr. Richard Blakey (who retired in May 2022). None of these Directors were at any time during 2022, or before, an officer or employee of Employers Holdings Inc. or any of its subsidiaries required to be disclosed under Item 404 of Regulation S-K of the Exchange Act. None of the executive officers of the Company or its subsidiaries served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officer served on the Company's, or its subsidiaries', boards of directors or their compensation committees.
Certain Relationships and Related Transactions
The Board has adopted the Related Person Transactions Policy and Procedures, which is available on our website at www.employers.com and a print copy will be made available to any stockholder who requests it. Among other things, this policy provides that any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of our subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest, must be reported to the Company not less than annually. The Audit Committee reviews these related party transactions at least annually and considers all of the relevant facts and circumstances available to the Audit Committee, including but not limited to: the benefits to the Company; the impact on a director's independence in the
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event the related person is a director, an immediate family member of a director or an entity in which a Director is a partner, stockholder or Executive Officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. The Audit Committee may approve only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and of our stockholders, as the Audit Committee determines in good faith.
No director, executive officer, or other significant officer has loans or other debt with Employers Holdings, Inc. or its subsidiaries.
As of December 31, 2022, BlackRock Inc. (BlackRock) managed a portfolio of bank loan fixed maturity securities with a fair value of $155.2 million, equity securities with a fair value of $51.5 million, and private equity limited partnerships with a fair value of $39.2 million on behalf of the Company. BlackRock reported having sole voting power with respect to 3,815,153 shares of common stock as of that date (representing 14.1% of the Company's outstanding common stock) and dispositive power with respect to 3,860,948 shares of common stock as of that date (representing 14.3% of the Company's outstanding common stock).
Pursuant to an Investment Management Agreement between the Company and BlackRock (the “IMA”), which governs management of the bank loans, the Company incurred investment management fees of $0.7 million during 2022, of which $0.2 million remained payable to BlackRock at December 31, 2022. Returns related to the Company's investments in open-end equity securities and private equity limited partnerships are net of management fees.
The Audit and Finance Committees of the Board reviewed BlackRock's relationship with the Company prior to execution of the IMA.
Compensation Committee Use of Compensation Consultant
The Compensation Committee retained the services of Pay Governance, LLC (“Pay Governance”) to provide advice, guidance and recommendations with respect to executive and director compensation. The Company paid Pay Governance $124,116 for executive compensation services that it performed for the Compensation Committee in 2022. The Company did not retain Pay Governance to provide any services other than those related to executive and director compensation. Management did not retain a separate compensation consultant for the purposes of determining compensation for any of the NEOs in 2022.
In January 2022, the Compensation Committee assessed the independence of Pay Governance and confirmed that the Compensation Committee's engagement of Pay Governance and the work performed by Pay Governance for the Compensation Committee have not raised any conflicts of interest. The Compensation Committee's conclusions were based on the factors set forth by the SEC and in the NYSE Listing Standards and any other factors deemed relevant by the Compensation Committee for this purpose.
Director Compensation
For purposes of determining 2022 director compensation, the Compensation Committee, with the advice, guidance and recommendations of Pay Governance, discussed, analyzed, and reviewed the 2021 director compensation program during several Compensation Committee meetings to ensure that the directors' compensation: (1) remained reasonable and competitive, both generally and specifically when benchmarked against the director compensation for the same peer companies used to benchmark NEO compensation, (2) was consistent with best corporate practices, (3) met the goals and objectives of the Company, and (4) aligned directors' interests with those of our stockholders. Finding that director compensation was no longer competitive, Pay Governance recommended an increase to that compensation. The Compensation Committee, after considering Pay Governance's recommendation, made adjustments to the value of the directors' equity grant and adjusted the value and structure of the directors' cash compensation for the 2022-2023 director term, as described below.
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Non-employee director compensation for 2022 was composed of an annual cash retainer and an award of restricted stock units ("RSUs"). The chair of the Board and the chair of each of the Board’s committees are paid additional cash fees for their service. Each non-employee committee member is paid an annual cash fee for committee membership, and an additional committee meeting fee if the committee member attends more than 8 committee meetings per calendar year. No additional payments are made for attendance at Board meetings. Annual cash retainers, Board, committee chair and committee membership fees, and committee meeting attendance fees (if any) are paid in quarterly installments, in arrears at the end of each quarter.
Non-employee director compensation for the 2022-2023 director term was comprised of:

	Board of Directors	Audit	Compensation	Other Committees
Board Member - annual cash retainer	$65,000	$—	$—	$—
Board Member - annual RSU award (1)	85,000	—	—	—
Chair of the Board	75,000	—	—	—
Committee Chair	—	20,000	15,000	10,000
Committee membership - annual fee		14,000	12,000	9,000
Committee meeting attendance - per meeting, over 8 per year	—	1,750	1,500	1,500
(1)See table below for additional details regarding RSUs.

2022 Director Compensation
The following table sets forth a summary of the compensation paid to our non-employee directors in 2022:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)
Richard W. Blakey(4)	29,000	—	—	—	—	—	29,000
João “John” M. de Figueiredo	79,500	84,974	—	—	—	1,949	166,423
Prasanna G. Dhoré	81,000	84,974	—	—	—	3,501	169,475
Valerie R. Glenn(5)	89,000	84,974	—	—	—	539	174,513
Barbara A. Higgins	92,750	84,974	—	—	—	1,014	178,738
James R. Kroner	83,000	84,974	—	—	—	275	168,249
Michael J. McColgan	97,000	84,974	—	—	—	1,828	183,802
Michael J. McSally	120,000	84,974	—	—	—	1,996	206,970
Jeanne L. Mockard	81,250	84,974	—	—	—	3,113	169,337
Alejandro "Alex" Perez-Tenessa	60,500	102,467	—	—	—	520	163,487
(1)Represents the portions of the cash fees for the 2021-2022 director term and the 2022-2023 director term earned in 2022.
(2)The amounts in the “Stock Awards” column relate to the RSUs granted in 2022 under our equity and incentive plan. Such grants of RSUs were made following the 2022 Annual Meeting of Stockholders to all non-employee directors serving as of that date and will vest on May 26, 2023. The fair market value of each share of common stock subject to the RSUs on May 26, 2022, the date of grant, was $42.15. As of December 31, 2022, each then-serving non-employee director had 2,016 unvested RSUs, with the exception of Mr. Perez-Tenessa, who had 2,431 unvested RSUs. Mr. Perez-Tenessa began serving on the Board as of March 2, 2022 and received the additional amount to compensate him for his period of service prior to the 2022 Annual Meeting of Stockholders and the 2022-2023 term. Additional stock ownership information is set forth in the beneficial ownership table on page 56.
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The amounts shown do not reflect compensation actually received by the non-employee director but rather represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, excluding any assumption for future forfeitures. Dividend equivalents will be credited to those non-employee directors who elect to defer settlement of the RSUs generally until six months after termination of Board service, and will be converted into additional RSUs. There were no actual forfeitures of stock awards by any of our directors in 2022 and all other assumptions used to calculate the expense amounts shown are set forth in Note 14 to the 2022 Consolidated Financial Statements in the Company's 2022 Annual Report.
(3)All Other Compensation includes the aggregate incremental costs associated with the non-employee directors' board activities.
(4)Dr. Blakey retired from the Board effective May 26, 2022.
(5)Ms. Glenn is not standing for re-election at the 2023 Annual Meeting.
Director Stock Ownership
The Board believes its non-employee directors should accumulate and retain a level of ownership of our common stock to align the interests of the non-employee directors and the stockholders. Accordingly, the Compensation Committee has adopted mandatory guidelines that require the non-employee directors to attain and retain specific levels of ownership in Company stock. These guidelines reinforce the importance of aligning the interests of our non-employee directors with the interests of our stockholders and are intended to motivate such directors to reach and maintain appropriate levels of stock ownership. Under these guidelines, non-employee directors are required to own a minimum number of shares of Company stock equal to three times the annual cash retainer. The non-employee directors may accumulate the number of shares necessary to meet the minimum stock ownership level during the first three years after becoming a non-employee director. In the aggregate, the Company's non-employee directors received at least 41% of their 2022 annual board and committee compensation in the form of RSUs, with the exception of Dr. Blakey, who retired from the Board effective May 26, 2022 and did not receive an RSU grant in 2022.
Board Meetings and Annual Meeting Attendance
During the year ended December 31, 2022, there were 12 meetings of the Board. Each Director attended at least 75% of the aggregate of the meetings of the Board and the committees of the Board on which such Director served during 2022.
Directors are expected to attend the Company's annual meeting of stockholders. All directors attended the 2022 Annual Meeting of Stockholders.
Communications with the Board of Directors
Any interested party desiring to communicate with the Chair of the Board or any other director regarding the Company may contact such director by sending correspondence to: Employers Holdings, Inc., c/o Chief Legal Officer, 748 S. Meadows Parkway, Suite A9, #249 Reno, Nevada 89521. Communications may also be sent electronically to: ChiefLegalOfficer@employers.com. Communications may be submitted anonymously, and a sender may indicate whether he or she is a stockholder, customer, supplier, or other interested party.
All communications received as described above shall be opened by the Chief Legal Officer for the purpose of determining whether the contents represent a message to our directors and, depending on the facts and circumstances outlined in the communication, will be distributed to the Board, the non- employee directors, an individual director or committee of directors, as appropriate. The Chief Legal Officer distributes the communication to each director who is a member of the Board, or of the group or committee, to which the communication is directed.
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Proposal 2 – Advisory Vote to Approve Executive Compensation
As required by Section 14A of the Exchange Act and pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing our stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers, or NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis beginning on page 23 and the executive compensation tables and narrative discussion on pages 38 to 51 contained in this proxy statement. Accordingly, the following resolution will be submitted to a stockholder vote at the annual meeting:
“RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, executive compensation tables and narrative discussion, is hereby APPROVED.”
Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy and objectives. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.
This vote is only advisory, will not be binding upon the Company or the Board, and will not create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. Because the Board values constructive dialogue on executive compensation and other important governance topics with our stockholders, it encourages all stockholders to vote their shares on this matter. The Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
____________________________________________________________________________
The Board of Directors unanimously recommends that stockholders vote FOR the approval of the compensation paid to the Company’s named executive officers.
____________________________________________________________________________
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Proposal 3 – Advisory Vote on the Frequency of Votes to Approve Executive Compensation
As required by Section 14A of the Exchange Act and pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are again providing our stockholders the opportunity to vote on a non-binding resolution on the frequency of stockholder votes to approve the compensation of the Company’s NEOs. By voting on this resolution, stockholders may indicate whether they would prefer a non-binding vote to approve the compensation paid to our NEOs every one, two or three years, or stockholders may abstain from voting on this resolution.
After careful consideration of the frequency alternatives provided to the stockholders, the Board believes that conducting a non-binding vote on the compensation paid to our NEOs on an annual basis continues to be appropriate for the Company and its stockholders, as an annual advisory vote will allow our stockholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is consistent with the Company’s efforts to receive and consider input from stockholders on executive compensation and corporate governance matters. Therefore, the Board recommends that stockholders vote to hold an annual non-binding vote on executive compensation.
This vote is only advisory, will not be binding upon the Company or the Board, and will not create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. The Board of Directors will take the outcome of this vote into account in making a determination on the frequency at which advisory votes on executive compensation will be included in the Company’s proxy statement. This vote is not to approve or disapprove the Board’s recommendation.
____________________________________________________________________________
The Board of Directors unanimously recommends that stockholders vote 1 YEAR as the frequency to hold future advisory votes on the compensation paid to the Company’s named executive officers.
________________________________________________________________________
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Compensation Discussion and Analysis
Our Human Capital Management and Compensation Committee (the "Compensation Committee") believes that the most effective executive compensation program is one that rewards the achievement of specific financial and other performance goals, aligns executive officers' interests with those of our stockholders, and motivates our executives to increase stockholder value without encouraging excessive risk-taking.
Our executive compensation program continues to be tied to the Company's financial performance, supports our commitment to good compensation governance, and provides competitive compensation opportunities to attract, retain, and motivate our executives.
Summary
2022 Company Performance Highlights
(all comparisons against full-year 2021, unless stated otherwise)
•We grew the business at an underwriting profit.
◦We wrote $707.2 million of net written premium, higher than any year since 2018 and the third highest since our IPO in 2007;
◦We achieved a record number of ending policies in-force of 121,356, up 9%;
◦Our new business premium increased 16%, and our renewal premium increased 8%;
◦Our digital insurance platform, Cerity, which we launched in 2019, increased its premium writings from $1.5 million a year ago to $6.7 million; and
◦Our Adjusted Calendar Year Combined Ratio was 97.0%.
•We gained economies of scale.
◦We increased our premium-to-surplus ratio from 54% to 75%; and
◦We decreased our consolidated GAAP Underwriting and General & Administrative Expense Ratio to 24.7%, far lower than any other year since 2018.
•We effectively managed our investments and capital.
◦Our investment portfolio generated net investment income of $89.8 million, higher than any year since 2009 and the second highest since our IPO in 2007;
◦We returned $121.7 million to stockholders through a combination of share repurchases, regular quarterly dividends and two special dividends; and
◦Our Adjusted Book Value per Share was $43.78 at December 31, 2022, up 3.0% after taking into account $3.28 of dividends declared, despite incurring $48.2 million of pretax net unrealized losses from our portfolio of equity securities and other investments.
2022 Executive Compensation Outcomes
The Compensation Committee considered, among other things, the 2022 Company performance described above, the continued successful execution of our plan to develop and implement new technologies and capabilities, and the individual performance of each NEO, and made the following compensation decisions:
•Our NEOs generally earned modest increases in 2022 base salary based on factors such as the individual's performance, scope of responsibility and market trends;
•Our financial performance in 2022 resulted in an Adjusted GAAP Calendar Year Combined Ratio of 97.0%. This was significantly better than the threshold performance (the “Bonus Hurdle”) of 106.8%, and resulted in bonus awards to our NEOs of between 120% and 170% of their respective bonus targets; and
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•We achieved a two-year average adjusted return on stockholders' equity (“AROE”) for calendar years 2021 and 2022 of 6.0% for our 2021 performance share (“PSU”) grant, which will pay out in 2024 at 141% of target, subject to the satisfaction of a one-year vesting period.
Highlights of Our Executive Compensation Program
We believe our program:
•Provides total target direct compensation opportunities that are within the competitive range for executives with similar roles in our compensation peer group;
•Aligns pay and performance by linking incentive compensation with combined ratio, AROE, and adjusted book value per share ("ABVPS") which are key financial drivers of our stock price;
•Emphasizes long-term equity compensation tied ABVPS and stock price; and
•Discourages excessive or undue risk-taking.
What our Program Does:
•Emphasizes Performance-Based Compensation:
◦Long Term: We continued to align a significant portion of our compensation with long-term performance by weighting our use of long-term equity compensation (approximately 44% of Ms. Antonello's 2022 target direct compensation). PSUs comprised approximately 65% of the award, placing substantially less weight (the remaining approximately 35%) on RSUs.
◦Short Term: Our short-term incentive program is entirely performance-based, with annual incentive bonuses paid only if the applicable performance goals are achieved.
•Has a Diversified Mix of Performance Metrics: We currently use ABVPS for the PSU metric, and we use Adjusted Calendar Year GAAP Combined Ratio as the metric for our annual cash incentive bonus program.
•Mitigates Risk, Exhibits Good Corporate Governance and Addresses Human Capital Matters:
◦Possesses a Robust Clawback Policy: We have a robust policy to recapture (or “clawback”) cash and equity incentive compensation paid to our NEOs in the event of a restatement or misconduct.
◦Limits the Amount of Awards Provided: Our equity and incentive plan has a maximum limit on the amount of awards provided to our NEOs. In addition, in 2020, our stockholders decisively approved the amendment and restatement of our equity and incentive plan, which, among other things, reduced the number of shares available for grants and incorporated into the plan best pay practices that have historically formed a part of our program.
◦Uses Regular Annual Equity Grants: We have a policy of awarding annual equity grants to our NEOs during a regularly scheduled Compensation Committee meeting.
◦Imposes Long-Term Vesting and Performance Requirements: Our 2022 RSUs were granted with annual vesting over a four-year period, and our 2022 PSU awards cover a two-year performance period plus an additional one-year vesting period.
◦Subjects NEOs to Significant Stock Ownership Guidelines: We require our NEOs to attain and maintain meaningful and competitive levels of Company stock ownership.
◦Addresses Human Capital Management: Our strategy is to attract and retain responsible, talented and experienced individuals through various initiatives that promote inclusion, diversity and fair pay.
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What our Program Does Not Do:
•Change in Control Gross-Ups: We have no tax gross-up provisions related to change in control.
•Hedging or Pledging: We restrict our NEOs from hedging or pledging Company equity securities, including securities granted under the Company's equity and incentive plan.
•Excessive Perquisites or Benefits: We regularly review our perquisites and benefits to ensure that they are appropriate, and we do not provide excessive perquisites or benefits such as SERPs or defined benefit pension plans.
Say on Pay
Our Compensation Committee and Board value the opinions of our stockholders. As in prior years, at the 2022 Annual Meeting of Stockholders, more than 95% of the votes cast on the stockholder advisory vote proposal on our executive compensation program were in favor of our program. The Compensation Committee views these results as continuing endorsements of our program, and intends to continue to apply its current principles and philosophy in establishing policies and making decisions regarding our executive compensation program. In addition, the Board will continue its policy of holding an annual stockholder advisory vote on our executive compensation program.
Details of Our 2022 Compensation Program
The subsequent sections provide a discussion and analysis of the material elements of our current program.
Our Named Executive Officers
For 2022, our NEOs were:
•Katherine H. Antonello, President and Chief Executive Officer
•Michael S. Paquette, Executive Vice President, Chief Financial Officer
•Lori A. Brown, Executive Vice President, Chief Legal Officer
•Christopher W. Laws, Executive Vice President, Chief Actuary
•Jeffrey C. Shaw, Executive Vice President, Chief Information Officer
How Executive Compensation Is Determined
The Compensation Committee oversees our executive compensation program. The Compensation Committee Charter authorizes the Compensation Committee to retain independent counsel and compensation consultants at the Company's expense. During 2022, the Compensation Committee sought advice and recommendations from its independent compensation consultant regarding the compensation of all of our NEOs, as well as recommendations from the Chief Executive Officer concerning the compensation of the other NEOs, as discussed below.
Independent Compensation Consultant
The Compensation Committee again engaged Pay Governance to identify competitive compensation practices for our executive and director compensation programs, and to advise the Compensation Committee regarding the design of the Company's 2022 short and long-term incentive compensation components, the competitive ranges for each element of our NEOs' compensation, and compensation trends and standards for best practice. For our 2022 compensation program, Pay Governance provided the Compensation Committee with detailed compensation data regarding the target and actual compensation of the Chief Executive Officer and other named executive officers of the companies in our peer group for comparison purposes, and also with specific recommendations for each element of our Chief Executive Officer's compensation. Pay Governance did not perform any unrelated services on behalf of management. Management did not retain a separate compensation consultant for the purpose of determining compensation for any of the NEOs in 2022.
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Our Peer Group and Survey Data
Our peer companies were selected based upon a review of organizations that have similar industry focus (insurance companies in the property and casualty segment, including companies with a workers' compensation line of business), financial size (gross and net written premiums), market capitalization, returns (return on equity and total shareholder return) and financial performance (combined ratio and net income). As a result of its review, Pay Governance concluded that our 2021 peer group remained an appropriate peer group for compensation benchmarking purposes for 2022. Pay Governance based its conclusion on its evaluation of the Company's competitors, potential talent pool, market and performance. Pay Governance then recommended that the Compensation Committee maintain the current peer group for 2022, for the purpose of benchmarking the positions of each of the NEOs. The Compensation Committee approved the peer group below as recommended by Pay Governance:

Peer Group
● AMERISAFE, Inc.	● Argo Group International Holdings, Ltd.	● Donegal Group Inc.
● Global Indemnity Group, LLC	● Hallmark Financial Services, Inc.	● James River Group Holdings, Ltd.
● Kinsale Capital Group, Inc.	● ProAssurance Corporation	● ProSight Global, Inc.
● Protective Insurance Corporation	● RLI Corp	● Safety Insurance Group, Inc.
● Selective Insurance Group, Inc.	● Sirius International Insurance Group, Ltd.	● State Auto Financial Corporation
● United Fire Group, Inc.
Pay Governance reviewed proprietary survey data from the Total Compensation Solutions EPPI Compensation & Benefits Survey (2021) (the "EPPI Survey") and the APCIA Insurance Executive Compensation Survey (2021) (the "APCIA Survey") and blended the survey data with the peer group data to benchmark Ms. Brown's position, because Pay Governance advised that adequate peer group data was not available to benchmark Ms. Brown's position. The EPPI Survey data was limited to data from insurance companies with annual premiums between $500 million and $1.25 billion and assets over $1.25 billion. The APCIA Survey data was limited to insurance companies with Direct Written Premium above $750 million and assets above $1.5 billion. The names of the companies participating in these surveys may be found in Appendix A. The complete list of survey participants is provided, as commercial surveys do not disclose the names of companies reporting compensation data for individual survey positions. Pay Governance weighted each survey equally in making its recommendation.
The Committee accepted Pay Governance's recommendation to blend the survey data with the peer group data for Ms. Brown's position, because adequate information regarding compensation of executives with her title was not available from the peer group information.
NEO Compensation Decisions
As in previous years, the Compensation Committee, in setting Ms. Antonello's compensation, considered her performance, the Company's performance, peer group and general market trends, and retention considerations. The Compensation Committee also independently collected input on Ms. Antonello's performance from the Board as part of a formal evaluation process and used this evaluation in combination with the other information noted above. The Compensation Committee did not assign a specific weight to any of these factors, but used its judgment, in consultation with Pay Governance, in making a final decision. The Compensation Committee deliberated on Ms. Antonello's compensation in executive session outside of the presence of management.
The Compensation Committee solicited the input and recommendations of Ms. Antonello in determining compensation for the other NEOs. Ms. Antonello's input included her opinions regarding the performance of the other NEOs (including assumptions of additional responsibilities), and recommendations regarding the levels of base salary and short and long-term incentive grants for each of the other NEOs. Ms. Antonello also provided recommendations regarding the design of the short and long-term incentive compensation components, including the specific targets for each applicable performance metric. The Compensation Committee considered the recommendations of Ms. Antonello in conjunction with
26 | 2023 Proxy Statement

Company performance, the executives' performance, peer group and general market trends, retention considerations, and advice and recommendations from Pay Governance in determining the components, as well as the aggregate values of the other NEOs' compensation.
Elements of Our 2022 Executive Compensation Program
The following sections discuss each of the components of our 2022 executive compensation program as approved by the Compensation Committee.
•Base salary
•Annual cash incentive bonuses
•Long-term incentives (PSUs and RSUs)
•Benefits and perquisites
•Employment agreements, severance plan agreements, and compensation payable upon termination of employment, or in connection with a change in control
The chart below shows Ms. Antonello's total target direct compensation mix (i.e., base salary, short-term incentive (STI) program and long-term incentive (LTI) program percentages).
Base Salary
The Compensation Committee believes that competitive base salaries for our executives are important because they are primary retention and recruitment tools, and also provide the basis for determining other components of compensation such as bonus opportunities, severance and other benefits whose values are derived from base salary levels. The Compensation Committee considers, but does not specifically provide weights to, multiple factors in its decisions regarding NEO salaries, including individual performance, experience, roles, responsibilities, organizational performance, retention, and competitive data and trends from our peer group, as well as related recommendations made by Ms. Antonello regarding the NEOs reporting to her.
In determining salary increases for our NEOs, the Compensation Committee generally considers the factors listed above, the CEO's recommendations to reward the NEOs reporting to her based on their performance and their scopes of responsibility, including assumptions of new or more challenging assignments, and the Compensation Committee's continued commitment to emphasize performance-based compensation over other forms of compensation. In 2022, the Compensation Committee granted modest salary increases to our NEOs.
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The table below shows the 2022 annual base salary rate for each NEO and how this rate compared to the 2021 final annual base salary rate:

Name	2021 Annual Base Salary Rate	2022 Annual Base Salary Rate	Change to 2021 Annual Base Salary Rate
Katherine H. Antonello	$650,000	$670,000	3.1%
Michael S. Paquette	505,000	520,000	3.0
Lori A. Brown	360,000	370,000	2.8
Christopher W. Laws	335,000	355,000	6.0
Jeffrey C. Shaw	345,000	365,000	5.8
Annual Cash Incentive Bonuses
Under our 2022 annual cash incentive bonus program (which is administered under our equity and incentive plan), each of our NEOs was eligible to receive a bonus only if a pre-established financial goal had been achieved. As before, the Compensation Committee believed that the annual cash incentive bonus was a key component of our 2022 executive compensation program as it enabled us to (1) align certain compensation opportunities with our short-term financial goals, (2) create incentives based on the Company's 2022 performance, and (3) provide competitive compensation opportunities for our NEOs.
Performance Measurement
For 2022, the Compensation Committee, after consulting with Pay Governance, concluded that a performance goal based on an Adjusted GAAP Calendar Year Combined Ratio metric remained an effective and prevalent measure of management performance for an insurance holding company. The Compensation Committee believes that the Calendar Year Combined Ratio promotes the importance of long-term decision making for a long-tail line of insurance like workers' compensation. This metric aligns the annual cash incentive bonus with a key financial goal that impacts stockholder value, while excluding certain items that have limited significance in our current and ongoing operations. As before, the Compensation Committee found that the combined ratio metric:
(1)utilizes a measure of the operating insurance companies' profitability;
(2)balances revenue and underwriting losses, thereby guarding against the potential for increasing revenue by undertaking unnecessary risk;
(3)provides a meaningful incentive for management to pursue increasing levels of operating profitability; and
(4)is a common industry measure for assessing company performance.
As in previous years, the Compensation Committee established only one performance level, the Bonus Hurdle, below which no annual bonus payment would be paid to our NEOs under the program. However, the annual bonus program design enables the Compensation Committee to use its sole discretion to reduce but not increase the value of the annual bonuses based on various criteria that it considers appropriate at the time the bonus payments are ultimately determined.
For 2022, the performance goal was based on how the Company's Adjusted GAAP Calendar Year Combined Ratio for the 2022 calendar year compared to the pre-established Bonus Hurdle of 106.8%. The Bonus Hurdle was intended to both motivate our executives and to enable the Compensation Committee to reward our NEOs for solid performance. For purposes of the 2022 annual bonus program, Adjusted GAAP Calendar Year Combined Ratio was defined as:

((Losses + Loss Adjustment Expenses + Commission Expense – Amortization of the Deferred Gain +/– Impact of the LPT Reserve Adjustment +/– Impact of the LPT Contingent Commission Adjustment) / Net Premiums Earned) plus (Underwriting Expenses + General and Administrative Expenses) / Net Premiums Written).
The Company's Adjusted GAAP Calendar Year Combined Ratio was calculated based on the financial information disclosed in the Company's Annual Report on Form 10-K for 2022.
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Bonus Target Awards
In setting the bonus targets for each of the NEOs, the Compensation Committee took into account the peer group information and recommendations made by Pay Governance. After consultation with Pay Governance, the Compensation Committee increased Ms. Antonello's bonus target from 100% to 110%, Mr. Paquette's bonus target from 65% to 70% and Mr. Shaw's bonus target from 55% to 60%. The foregoing percentage increases were intended to bring the respective NEOs' bonus targets into alignment with similarly situated executives at peer companies. The Compensation Committee did not change the annual bonus targets for Mr. Laws or Ms. Brown from their respective 2021 targets.
The annual bonus targets for 2022 were as follows:

Name	2022 Annual Cash Bonus Target as a Percentage of Base Salary
Katherine H. Antonello	110%
Michael S. Paquette	70
Lori A. Brown	55
Christopher W. Laws	50
Jeffrey C. Shaw	60
For 2022 our NEOs could earn an annual cash incentive bonus of up to 250% of the NEOs' respective targets (an increase from 200% in previous years), but only if corporate performance was better than the pre-established Bonus Hurdle, that is, less than or equal to an Adjusted GAAP Calendar Year Combined Ratio of 106.8%. Provided that the Bonus Hurdle was achieved, the Compensation Committee had the sole discretion to decrease, but not increase, the value of the NEOs' annual bonuses, based on criteria selected by the Compensation Committee for this purpose. The Compensation Committee may exercise this discretion on a case-by-case basis.
2022 Results
In 2022, the Company achieved an Adjusted GAAP Calendar Year Combined Ratio of 97.0%, which was significantly better than the Bonus Hurdle of 106.8%. Highlights of the considerations that formed the basis of the Compensation Committee's annual cash incentive bonus award determination are set forth below:
•Our financial performance in 2022, as described above under “Summary- 2022 Company Performance Highlights”;
•Our continued successful execution of our plan to develop and implement new technologies and capabilities;
•Continued internal and customer-facing business process improvements that provide greater support and ease of use to our independent agents, brokers, and other distribution partners, as well as policyholders; and
•Further diversification of our risk exposure.
In determining the actual annual cash incentive bonus awards, the Compensation Committee evaluated each of our NEO's performance, responsibilities, accomplishments and contributions to the Company during 2022, with advice from Ms. Antonello regarding the NEOs reporting to her.
As a result of this evaluation, the Compensation Committee concluded that it was satisfied with the performance of all of the NEOs, and that based on the Company's 2022 performance, each NEO should be awarded an annual bonus equal to between 120% and 170% of the NEO's respective target.
Ms. Antonello was awarded $1,145,000 in recognition of her overall responsibility for the Company’s financial and business results, her execution of the Company's business strategy, and the strong improvement in Cerity's performance.
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Mr. Paquette was awarded $546,000 in recognition of his development of the Company’s capital plan, his proactive management of the investment portfolio, his superior business acumen, and his management of the Company’s financial accounting, treasury and planning functions.
Ms. Brown was awarded $345,950 for her counsel to the Board, her leadership of a strategic business initiative, and her effective management of the legal, risk and government & regulatory affairs functions supporting the Company’s business strategy.
Mr. Laws was awarded $244,063 in recognition of his leadership in building out the Transformation Management Office, leading the effort to identify and prioritize the Company’s strategic business initiatives, and the successful implementation of a new reserving platform.
Mr. Shaw was awarded $262,800 for his management of the Company’s IT function, the strong improvement in Cerity’s performance, and expansion of the Company’s digital partnership capabilities.
The following table sets forth the 2022 annual bonus awards for each NEO:

Name	Cash Bonus Amount
Katherine H. Antonello	$1,145,000
Michael S. Paquette	546,000
Lori A. Brown	345,950
Christopher W. Laws	244,063
Jeffrey C. Shaw	262,800
Long-Term Incentive Grants
We continue to believe that a properly designed long-term incentive program with competitive compensation opportunities encourages our NEOs to pursue and execute long-term strategies to increase stockholder value. Our long-term incentive program also serves as an important retention and recruiting tool in securing a highly-qualified senior management team. We remain committed to linking a significant percentage of our NEOs' compensation to the performance of the Company.
In March 2022, the Compensation Committee approved long-term incentive grants under our equity and incentive plan. As in recent years, approximately 65% of the aggregate value of these grants was in the form of PSUs and the remaining 35% was in the form of RSUs (each unit having the value of one share of common stock).
As mentioned above, the Compensation Committee continues to compensate the NEOs in a manner that ensures that a significant portion of our NEOs' compensation (specifically, annual cash incentive bonuses and PSUs) will be performance based. In determining the overall long-term incentive grant levels for each NEO, the Compensation Committee, with advice from Pay Governance, reviewed the relative total compensation opportunities (cash plus long-term incentives), the NEOs' relative responsibilities, the replacement/retention risk, the executive's potential at the Company, individual performance, and tenure with the Company. The Compensation Committee also considered Company performance and peer
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group and general market compensation practices. The Compensation Committee did not assign a specific weight to any of these factors. The design of the components of our long-term incentive program reflects this review and is described below.
2022 PSU Grants
The metric used to measure management performance for our PSU grant changed in 2022. The PSUs granted to our NEOs in March 2022 were based upon our achievement of a metric tied to an annualized two-year change in adjusted book value per share, or ABVPS, measured over a two-year performance period, followed by an additional one-year vesting requirement, so that the grants have a three-year vesting structure. This metric was chosen for 2022 because we believe that (1) it will encourage management to focus on multiple performance objectives that are critical to creating stockholder value over a sustained period of time, principally our underwriting results and our investment income, (2) it is readily understood by management, and (3) it is simpler and more transparent than many other commonly used performance goals and will therefore more effectively motivate and retain our executives. The two-year performance period was again chosen because of the difficulty in determining meaningful benchmarks over a longer period of time. The additional one-year vesting requirement gives the awards an overall three-year retention period. Consistent with the change made to the 2022 annual incentive program, the Compensation Committee increased the maximum level of achievement from 200% to 250% for the 2022 PSU grant. As in recent years, dividend equivalents will be credited to outstanding PSUs upon the achievement of the applicable performance goals and during the vesting periods, and will be paid only if these performance goals are achieved and all other requirements tied to the payment of the PSUs are satisfied. In that event, payment would be made, in cash, when the underlying PSUs are distributed.
The PSU grants made to our NEOs in 2022 are set out and described in the Summary Compensation Table on page 38 and the Grants of Plan-Based Awards Table on page 41. Specifically, for the performance period commencing on January 1, 2022, and ending on December 31, 2023, the performance goals selected were based on how the Company's ABVPS over this period compares to pre-determined levels, which were intended to be challenging, but achievable.
The pre-established threshold, target and maximum levels for ABVPS and the corresponding payouts as a percentage of the target number of PSUs awarded are as follows:

	Company's Annualized Two-Year Change in Adjusted Book Value Per Share	Payout as a Percentage of Target
Maximum	>14.0%	250%
Target	8.0%	100
Threshold	3.0%	0
For purposes of the 2022 PSU grants, ABVPS will be calculated based on the financial information disclosed in the Company's Annual Financial Statements for years 2022 and 2023, and is defined as follows:
Annualized Two-Year Change in Adjusted Book Value Per Share = ((Adjusted book value per share at the end of the two-year performance period + dividends declared per common share during the two-year performance period) / Adjusted book value per share at the beginning of the two-year performance period) ^ (1/2) -1.
Adjusted book value per share = ((Stockholders' equity + deferred reinsurance gain - LPT Agreement - accumulated other comprehensive income, net of income tax) / Ending common shares outstanding).
As mentioned above, a one-year vesting requirement starts at the end of the 2022 – 2023 performance period. Payouts, if any, would be made by March 2025.
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Results for the 2020 PSU Grants
In 2020, the Compensation Committee awarded PSUs for the 2020 – 2021 performance period, which was followed by a one-year vesting period. The performance goals and threshold, target and maximum achievement levels for these grants were described in the proxy statement for the 2020 Annual Meeting of Stockholders and, as described in the proxy statement for the 2022 Annual Meeting of Stockholders, achievement of the performance goals were certified by the Compensation Committee at 179% of target, the maximum level of achievement. This achievement reflected Company performance that significantly exceeded expectations. The structure of these awards is similar to the description above for the 2022 grant, with the principle difference being that the performance goals were based upon our achievement of a metric based on our adjusted return on stockholders' equity compared to pre-determined levels. The resulting numbers of shares awarded to our NEOs are set forth below and are also provided in the Option Exercises and Stock Vested for 2022 table on page 43.

Name	Number of Shares Awarded for the 2020 – 2021 Performance Period
Katherine H. Antonello (1)	13,067
Michael S. Paquette	13,604
Lori A. Brown	8,162
Christopher W. Laws (2)	—
Jeffrey C. Shaw	8,162
(1)Ms. Antonello's 2020 PSU grant level reflects a grant made several years prior to her promotion to President and Chief Executive Officer.
(2)Mr. Laws was not employed with the Company at the time the 2020 grants were made, and therefore was not entitled to a payout.
Performance Goal Certification for the 2021 PSU Grants
In 2021, the Compensation Committee awarded PSUs, which, like the 2020 and 2022 PSUs described above, have a two-year performance period (calendar years 2021 and 2022) followed by a one-year vesting period. The performance goals and threshold, target and maximum achievement levels for these grants were described in the proxy statement for the 2022 Annual Meeting of Stockholders. The structure of these awards is similar to the description above for the 2022 PSU grants, with the principle difference being that the performance goals were based upon our achievement of a metric based on our adjusted return on stockholders' equity compared to pre-determined levels. The Compensation Committee has certified that the Company had earned a level of achievement that is 141% of target. This level was the result of corporate performance that exceeded the target performance goal set forth by the Compensation Committee for payout under the grant. These awards are included in the Outstanding Equity Awards at Fiscal Year-End table on page 42, and generally will become payable in 2024, following the one-year vesting period.
2022 RSU Grants
Our NEOs received grants of time-vesting RSUs in March 2022. As in previous years, the Compensation Committee believes that the RSU grants, including the selection of a four-year vesting period, will positively impact retention and will effectively motivate management to focus on executing the existing long-term strategic plan designed to increase stockholder value. Mr. Shaw received an additional 1,925 RSUs as part of his annual RSU award in March 2022. This one-time award was granted to Mr. Shaw in light of the additional responsibilities he undertook with the Cerity business.
As in recent years, dividend equivalent units will be credited during the vesting periods but will be paid only if the vesting requirements are satisfied. In that event, payment would be made, in cash, when the underlying RSUs are distributed. All RSU grants that were made in 2022 to our NEOs are set out and described in the Summary Compensation Table on page 38 and the Grants of Plan-Based Awards Table on page 41.
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Benefits and Perquisites
Our NEOs are eligible to participate in all of the benefit programs generally offered to employees. In addition, our NEOs receive automobile allowances and supplemental life insurance benefits, and one of our NEOs also receives a country club membership.
The Compensation Committee regularly reviews the Company's perquisites to ensure that they are modest, appropriate, serve a Company purpose, and do not result in problematic pay practices. For 2022, with advice from Pay Governance, the Company has determined that these perquisites satisfy these criteria. The supplemental life insurance benefits provided to the NEOs are consistent with those provided to similarly situated executives of the companies in our peer group. The country club membership provides one of our NEOs with access to a quality establishment for business entertainment and encourages him to interface with our community. From time to time, we have provided relocation benefits and related expenses to our NEOs, as the Compensation Committee determines is appropriate. No relocation benefits were provided to any of our NEOs in 2022. The benefits described above are disclosed in the “All Other Compensation” column of the Summary Compensation Table on page 38.
Employment Agreements
General
During 2022, Ms. Antonello, Ms. Brown and Mr. Paquette were each party to an employment agreement with the Company. These employment agreements were designed to protect the Company through restrictive covenants, to serve as recruiting and retention tools, and to provide for severance both generally, and relating to a change in control. Each of these employment agreements expired December 31, 2022.
During 2022, Mr. Laws was a party to an employment letter. Mr. Laws and the Company entered into the employment letter in December 2020 in connection with Mr. Laws’ appointment as the Company’s Executive Vice President, effective approximately February 1, 2021 and Executive Vice President, Chief Actuary effective April 1, 2021. The employment letter with Mr. Laws is for no specified term and may be terminated by either party generally at any time. The employment letter sets forth certain terms of his employment, including his new-hire salary, target annual incentive bonus opportunity, and eligibility to participate in the Company’s long-term incentive plan, as well as a sign-on bonus in the amount of $125,000, paid in 12 monthly payments. The letter also provided Mr. Laws with a car allowance of $1,200 per month and relocation benefits which had been required to be incurred before December 31, 2021. If Mr. Laws voluntarily terminates his employment with the Company prior to the two-year anniversary of his employment start date with the Company, he is required to reimburse the Company (i) the full amount of his sign-on bonus and (ii) a prorated amount of the relocation benefits, which were provided to him in 2021.
Other Provisions
None of our NEOs has any agreement with the Company providing for payments to offset excise taxes related to a change in control (“280G gross-up” payments).
At the various times that the employment agreements and employment letter were either entered into, negotiated or amended, the Compensation Committee reviewed the terms of the arrangements, consulted with, and solicited advice from, Pay Governance, and concluded that the applicable provisions of these arrangements were reasonable, appropriate and consistent with market practice.
The severance benefits for our NEOs are discussed further below under the section titled “Potential Payments upon Termination or Change in Control.”
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Key Executive Change in Control and Severance Plan
Effective and commencing as of August 1, 2021, NEOs are eligible to receive severance benefits under the Key Executive Change in Control and Severance Plan (the "Plan"). The Compensation Committee approved the adoption of the Plan with the objectives of providing market-competitive severance benefits for executive officers and certain other key employees consistent across similarly situated executives and employees, as well as providing the Company with the ability to update all participants’ severance benefits at the same time if and when appropriate, rather than administering individualized updates upon renewals of employment agreements with differing term expirations. The Plan is intended to offer protection to its participants to enable them to focus their full time and attention on the success of the Company’s business and mitigate distractions that may arise from the potential of an involuntary termination. The Compensation Committee believes that securing their continued dedication and objectivity, notwithstanding the possibility or occurrence of an involuntary termination, including in connection with a change in control of the Company, would be in the best interests of the Company and its stockholders. The Compensation Committee also believes that severance benefits at the senior management levels are necessary to continue to attract and retain executive officers.
For those NEOs who were party to an employment agreement, participation did not begin until the expiration of their employment agreements, assuming the NEO remained employed with the Company at the time of expiration and executes a participation agreement as set forth under the Plan. Effective August 12, 2021, Mr. Laws began participating in the Plan. Effective January 6, 2022, Mr. Shaw began participating in the Plan. Effective January 1, 2023, Ms. Antonello, Ms. Brown and Mr. Paquette began participating in the Plan, following the expiration of their respective employment agreements on December 31, 2022.
Certain additional terms of the employment agreements and a description of the severance benefits under the Plan are provided in "Potential Payments upon Termination or Change in Control" beginning on page 43.
Risk Assessment
Management performed its annual risk assessment to ensure that our compensation program does not promote excessive or undue risk-taking generally and specifically as applied to our NEOs, and concluded that, in all cases, the potential for promoting such risk is low. Pay Governance reviewed management's analysis and agreed with management's conclusion. Finally, the Compensation Committee considered both management's analysis and Pay Governance's review, and likewise concluded that this compensation program is not reasonably likely to have a material adverse effect on the Company, and then reported its results to the full Board. In making this determination, the Compensation Committee analyzed our compensation program's diverse attributes, and found that the program:
•Provided a balanced mix of fixed and performance-based compensation;
•Included base salaries that were competitive within our industry;
•Was comprised of performance-based compensation awards that balanced both short- and long-term performance over varying time horizons and provided a mix of cash and equity awards based upon varying performance goals among our performance-based awards;
•Provided annual cash incentive bonus awards and PSU awards that were capped at competitive levels;
•Ensured that a portion of total compensation was linked to the Company's long-term performance, both to mitigate short-term risk that could be detrimental to the Company's long-term interests, and to encourage the creation of long-term stockholder value;
•Included equity-based performance awards and equity-based time vesting awards, which were subject to multi-year vesting or performance periods and derived their value from the Company's total performance, which we believe further encourages decision-making that is in the long-term interests of the Company and its stockholders;
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•Included executive stock ownership guidelines (as described below), for those employees who we believe can have the greatest influence on the financial performance of the Company, which guidelines have been designed to strengthen the alignment between the interests of our senior officers and the Company's stockholders, and to discourage risk-taking that could be detrimental to the long-term interests of the Company, its performance, and long-term stockholder value;
•Included clawback, grant, and retention policies (as described below) which provide additional assurance that any risks associated with our compensation plans and policies would be further mitigated; and
•Included human capital initiatives that are designed to, among other things, create an inclusive work community, minimize employee turnover and employment-related litigation, improve resolution of internal complaints and improve recruitment.
Equity and Other Compensation Grant Policies, Procedures and Requirements
Stock Ownership and Retention Guidelines for Senior Executives
The Compensation Committee has adopted mandatory guidelines that require senior executives, including all of our NEOs, to attain and retain specific levels of ownership in Company stock. These guidelines reinforce the importance of aligning the interests of our NEOs with the interests of our stockholders and are intended to motivate our senior executives to reach and maintain appropriate levels of stock ownership. Under these guidelines, executives must attain and retain those levels of ownership of Company stock, expressed as a multiple of base salary, as set forth in the table below. It is the Compensation Committee's intention that these ownership levels be achieved by the tenth anniversary of the date that the executive first became subject to an applicable level of stock ownership under these guidelines. If an executive's stock ownership requirement increases because of a change in position, then a new ten-year period to achieve the number of shares will begin on the effective date of the change of position.

Position	Multiple of Base Salary
Chief Executive Officer	4x
Executive Vice President	3x
Senior Vice President	2x

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Stock Grant Policy and Guidelines
The Compensation Committee adopted a revised equity grant policy in 2021 that specifies the Company's practices and procedures for granting equity awards, including stock options, stock appreciation rights, restricted stock, RSUs, PSUs and any other stock-based award. This policy contains procedures to prevent stock option backdating or other timing improprieties. The equity grant policy governing the 2022 annual grants to the NEOs requires that annual equity grants to employees at the level of Vice President and above, be made at a regularly scheduled Compensation Committee meeting occurring between February 15 and March 15, or at such other times as the Compensation Committee, in its judgment, deems appropriate. Equity awards to NEOs and other employees at the level of Senior Vice President and above who are new hires, who are promoted, or who are current employees to address retention issues, will be made, if at all, on the 1st business day of March, May, August or November, which first follows the first day of employment, promotion or approval, respectively, subject to prior approval of the Compensation Committee.
“Clawback” Policy
We have a “clawback” policy that applies to our cash-based and equity incentive compensation. We are committed to ensuring that our incentive compensation is subject to clawback provisions not just under certain specified situations, but also under any current or future legal requirements and under any future clawback provisions implemented by the Company, from time to time.
Specifically, if a grantee engages in certain conduct considered harmful to the Company either during, or following termination of, employment, then the grantee may be required to forfeit, without consideration (1) all then outstanding awards under our equity and incentive plan (which include all equity and cash incentive awards granted to our NEOs), (2) any shares of Company stock owned by the grantee that were previously subject to an award under our equity and incentive plan, and (3) any cash amounts previously paid to a grantee pursuant to a plan award. In addition, if the grantee sold shares of Company stock during the 12-month period preceding the time the grantee engaged in the harmful conduct, then the grantee may be required to repay to the Company the aggregate value of these shares on the date of the sale minus the amounts, if any, paid for these shares.
In addition, if the Company is required to restate its financial statements, the Company may require our NEOs to repay to the Company the aggregate value of any PSUs that became payable upon the achievement of the performance goals, to the extent these performance goals would not have been achieved had the restatement not been required.
Finally, we are monitoring the exchange listing standards regarding clawback requirements. In October 2022, the Securities and Exchange Commission (“SEC”) adopted rules, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, to require securities exchanges (including the NYSE on which shares of our common stock are listed) to adopt listing standards regarding clawback policies to be developed and implemented by listed issuers. The NYSE has not yet issued such listing standards. We will modify or implement new policies as may become necessary or be deemed appropriate, including pursuant to any new listing standards relating to clawback policies required by the NYSE.

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Policies Regarding Hedging and Pledging
The Company’s anti-hedging policy, which previously had been part of the Company’s insider trading policy, was approved in 2020 as a free-standing policy and supplements the insider trading policy. This policy applies to all Directors and employees with the title of Vice President and above, which include our NEOs, or any of their designees and prohibits the purchase or sale of any financial instrument, or any other transaction that is designed to hedge or offset any decrease in the market value of Company equity securities (1) granted to such covered person as part of compensation from the Company, or (2) held, directly or indirectly, by such covered person. These transactions can include the purchase of prepaid variable forward contracts, equity swaps, collars, short sales, exchange funds, derivative securities, options, warrants, puts and calls or similar instruments. Additionally, the equity grants made to employees with the title of Vice President and above, including the NEOs, generally prohibit pledging or otherwise assigning equity granted under the Company's equity and incentive plan.
Tax and Accounting Considerations
When structuring our compensation programs and granting awards, bonuses and other forms of compensation, the Compensation Committee considers, among other things, the applicable tax and accounting treatment and implications. Under Section 162(m) of the Internal Revenue Code, as amended by the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), the Company will not be able to deduct compensation in excess of $1,000,000 paid to its covered employees, unless that compensation is grandfathered. The Compensation Committee takes into account the effects of the Tax Act when making compensation decisions, but, at the same time, will make compensation decisions that reflect the Company's compensation principles and philosophy. The amount of incremental income tax associated with the deduction lost for 2022 was approximately $760,000.
Human Capital Management and Compensation Committee Report
The individuals listed below are directors who serve on the Human Capital Management and Compensation Committee, and each is an independent director. These members reviewed and discussed the Compensation Discussion and Analysis with the Company's management, and based on the reviews and discussions, they recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
/s/ Human Capital Management and Compensation Committee
Barbara A. Higgins, Chair
Prasanna G. Dhoré
Valerie R. Glenn
Michael J. McSally

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Executive Compensation Tables
Summary Compensation Table
The following table sets forth information regarding compensation earned during 2022, 2021, and 2020 (or fewer years to the extent previous year disclosure was not required or applicable) by the Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers of the Company who were serving as executive officers as of December 31, 2022. These five executive officers are referred to as our NEOs in the following tables:

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation(4) ($)	Total ($)
Katherine H. Antonello President and Chief Executive Officer	2022	671,994	—	594,057	—	1,145,000	—	107,630	2,518,681
	2021	600,329	—	922,733	—	910,000	—	137,667	2,570,729
	2020	434,947	—	507,032	—	143,700	—	74,092	1,159,771
Michael S. Paquette Executive Vice President, Chief Financial Officer	2022	521,612	—	310,374	—	546,000	—	105,486	1,483,472
	2021	509,954	—	605,145	—	459,550	—	99,582	1,674,231
	2020	525,488	—	528,584	—	187,200	—	257,987	1,499,259
Lori A. Brown Executive Vice President, Chief Legal Officer	2022	371,229	—	202,197	—	345,950	—	69,034	988,410
	2021	362,738	—	374,649	—	227,700	—	52,587	1,017,674
	2020	374,717	—	317,151	—	112,900	—	47,197	851,965
Christopher W. Laws, Executive Vice President, Chief Actuary	2022	351,088	31,250	175,506	—	244,063	—	39,635	841,542
	2021	303,381	93,750	259,777	—	210,112	—	76,090	943,110
Jeffrey C. Shaw Executive Vice President, Chief Information Officer	2022	362,237	—	308,136	—	262,800	—	68,519	1,001,692
	2021	346,153	—	474,610	—	227,700	—	48,713	1,097,176
(1)Mr. Laws' bonus in 2022 reflects the remainder of the sign-on bonus set forth in the employment letter effective February 1, 2021.
(2)The amounts in the “Stock Awards” column for 2022 consist of PSUs and RSUs granted in 2022 under our equity and incentive plan. The amounts shown do not reflect compensation actually received by the NEO. Rather, the amounts shown for awards granted in 2022 represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, excluding any assumption for future forfeitures. All other assumptions used to calculate the expense amounts shown for 2022 are set forth in Note 14 to the 2022 Consolidated Financial Statements in the Company's Annual Report on Form 10-K for 2022. Each PSU is equal to the value of one share of our common stock. Dividend equivalents will be credited upon the achievement of the applicable performance goals and during the vesting periods, and will be paid (in cash) only if these performance goals are achieved and all other requirements tied to the payment of the PSUs are satisfied. The PSUs and accrued dividends will be settled as of the end of the one-year vesting period that follows a two-year performance period to the extent that the applicable performance goals have been achieved and the applicable vesting requirements have been satisfied. The values of the PSUs as of the grant date at maximum level of achievement for Mses. Antonello and Brown and Messrs. Paquette, Laws, and Shaw were $1,860,786, $634,451, $972,960, $549,317, $717,558, respectively. The RSUs are units each of which is equal to the value of one share of our common stock, and vest as to 25% of the units on March 15th of the first calendar year following the date of grant, and then on each of the next three anniversaries of that date. Dividend equivalents will be credited during the vesting periods but will be paid (in cash) only if the applicable vesting requirements are satisfied. For more information regarding these awards, see the Grants of Plan-Based Awards table on page 41.
(3)The Non-Equity Incentive Plan Compensation in this table reflects the annual cash incentive bonus, if any, earned under this program by each of our NEOs with respect to 2022, which was paid in the first quarter of 2023.
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(4)Includes the following payments that we made to or on behalf of our NEOs:

Name	Year	Car Allowance ($)	Perquisites ($)(a)	401(k) Matching Contributions ($)	Cash Dividends Paid ($)(b)	Excess Accrued Vacation(c) ($)	Life Insurance Premiums ($)	Personal Benefits(d) ($)	Health Savings Account Contribution ($)	Total ($)
Katherine H. Antonello	2022	14,400	—	12,200	60,114	12,885	2,385	4,446	1,200	107,630
Michael S. Paquette	2022	14,400	8,805	12,200	54,842	10,000	1,260	2,779	1,200	105,486
Lori A. Brown	2022	14,400	—	12,200	31,522	7,115	928	1,669	1,200	69,034
Christopher W. Laws	2022	14,400	—	12,200	756	6,827	884	3,368	1,200	39,635
Jeffrey C. Shaw	2022	14,400	—	12,200	32,271	7,019	909	520	1,200	68,519
a.Perquisites include club memberships.
b.Cash dividends are paid for accrued dividends on eligible RSUs and PSUs upon satisfaction of the vesting and/or performance requirements if and when the underlying shares are distributed.
c.For each NEO, excess accrued vacation represents the dollar value of vacation accrued during 2022, in excess of the vacation accrual levels for the Company's salaried employees generally. The dollar values were determined by reference to the NEOs' base salaries in effect on December 31, 2022.
d.Personal benefits include the aggregate incremental costs associated with the NEOs' professional memberships and license fees. Also included are the aggregate incremental costs associated with NEOs' and their guests' (i.e., spouse, family member or similar guest) attendance at company meetings and/or company activities.
Grants Of Plan-Based Awards
2022 Annual Cash Incentive Bonus Program
As discussed above, the 2022 annual cash incentive bonus program provides for a cash bonus payable only upon the Company's achievement of a pre-established corporate goal (which for 2022, was based on Adjusted GAAP Calendar Year Combined Ratio), referred to as the Bonus Hurdle (subject to the Compensation Committee's discretion to reduce the bonus amounts based on criteria selected by the Compensation Committee for this purpose), calculated as a percentage of the NEO's annual base salary rate for the applicable year. This percentage varied among the executives. For 2022, the target bonus award percentages were as follows: Ms. Antonello, 110%, Mr. Paquette, 70%, Ms. Brown, 55%, Mr. Shaw, 60%, and Mr. Laws, 50%. The maximum bonus payable under the program is 250% of the respective NEO's target bonus award percentage. Amounts earned under the 2022 bonus program by our NEOs are reflected in the Summary Compensation Table above in the “Non-Equity Incentive Plan Compensation” column. The cash bonus opportunities under this program for 2022 for these NEOs at threshold, target and maximum performance levels are set forth below under the Non-Equity Incentive Plan Awards columns.
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PSUs and RSUs
As discussed above, the Company granted PSUs and RSUs to our NEOs in 2022 under our equity and incentive plan. The 2022 PSUs are equity awards granted to cover a two-year performance period commencing on January 1, 2022 and ending on December 31, 2023. Each PSU represents one share of our common stock, and the number of shares earned is based on the achievement of pre-established performance goals, which is measured at the end of the performance period. In 2022, the performance goals were updated to be based on the Company's ABVPS for the period from January 1, 2022 until December 31, 2023, compared to a pre-established goal. A one-year vesting period then follows the two-year performance period. At target level of achievement, 100% of the number of PSUs granted would be earned, at threshold level, 0% of target level would be earned, and the maximum number of PSUs that an individual may earn based on actual performance during the performance period is 250% of the targeted number of PSUs. If the threshold level is not achieved, then no amount would be earned. PSUs are subject to accelerated vesting in certain limited circumstances, such as the death, disability or retirement of the executive, or in connection with a change in control of the Company. In addition, dividend equivalents will be credited upon the achievement of the applicable performance goals and during the vesting periods, and will be paid only if these performance goals are achieved and all other requirements tied to the payment of the PSUs are satisfied. In that event, payment would be made, in cash, when the underlying PSUs are distributed. PSUs awarded for 2022 are set forth under the “Estimated Future Payouts Under Equity Incentive Plan Awards” column below.
The 2022 RSUs are units each of which is equal to the value of one share of our common stock, and vest as to 25% of the units on March 15, 2023, and on each of the first three anniversaries of the first vesting date. The RSUs are subject to accelerated vesting in certain limited circumstances, such as death, disability or retirement of the executive, or in connection with a change in control of the Company. In addition, dividend equivalents will be credited during the vesting periods, but will be paid (in cash) only if the vesting requirements tied to the payment of the RSUs are satisfied. In that event, payment would be made, in cash, when the underlying RSUs are distributed. RSUs awarded for 2022 are set forth under the “All Other Stock Awards” column below.
No stock options were granted in 2022.
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Grants of Plan-Based Awards in 2022

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Stock Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Katherine H. Antonello	n/a	—	737,000	1,842,500	—	—	—	—	—	—	—
	3/15/2022	—	—	—	—	18,360	45,900	—	—	—	193,522
	3/15/2022	—	—	—	—	—	—	9,880	—	—	400,535
Michael S. Paquette	n/a	—	364,000	910,000	—	—	—	—	—	—	—
	3/15/2022	—	—	—	—	9,600	24,000	—	—	—	101,188
	3/15/2022	—	—	—	—	—	—	5,160	—	—	209,186
Lori A. Brown	n/a	—	203,500	508,750	—	—	—	—	—	—	—
	3/15/2022	—	—	—	—	6,260	15,650	—	—	—	65,983
	3/15/2022	—	—	—	—	—	—	3,360	—	—	136,214
Christopher W. Laws	n/a	—	177,500	443,750	—	—	—	—	—	—	—
	3/15/2022	—	—	—	—	5,420	13,550	—	—	—	57,129
	3/15/2022	—	—	—	—	—	—	2,920	—	—	118,377
Jeffrey C. Shaw	n/a	—	219,000	547,500	—	—	—	—	—	—	—
	3/15/2022	—	—	—	—	7,080	17,700	—	—	—	74,626
	3/15/2022	—	—	—	—	—	—	5,760	—	—	233,510
(1)For the Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns, Threshold reflects the bonus amount assuming the Bonus Hurdle had not been achieved, Target reflects the value of the annual cash incentive bonus reflects achievement of the Bonus Hurdle and 100% achievement of the performance goals, and Maximum reflects achievement of the Bonus Hurdle and 250% achievement of the performance goals.
(2)Amounts shown are the number of PSUs granted to the NEOs in March 2022. Threshold reflects that the threshold performance was not achieved, Target reflects 100% of the value of the award and Maximum reflects 250% of the value of the award at Target. The PSUs will become distributable in 2025, subject to, and to the extent of, the achievement of the applicable performance goals, as of the end of the performance period, which ends on December 31, 2023, and subject to the satisfaction of the vesting requirements. The vesting period ends on December 31, 2024.
(3)Amounts shown are the number of RSUs granted to each of the NEOs in March 2022. The RSUs will vest as to 25% of the units on March 15, 2023, and on each of the next three anniversaries of that date.
(4)No stock options were granted in 2022.
(5)Amounts shown represent the aggregate fair value of the PSUs and RSUs as of the date of grant calculated in accordance with FASB ASC Topic 718, excluding any assumption for future forfeitures. Assumptions used to calculate the grant date fair value amounts are set forth in Note 14 to the 2022 Consolidated Financial Statements. However, the fair value shown above may not be indicative of the value realized due to the variability in the share price of our common stock.
The Summary Compensation Table and Grants of Plan-Based Awards table should be read in conjunction with both the preceding “Compensation Discussion and Analysis,” which provides detailed information regarding our compensation philosophy and objectives, and “Potential Payments Upon Termination or Change in Control,” below, which provides a description of the material terms of the employment and other compensatory arrangements with our NEOs.
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Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information concerning outstanding equity awards for each of our NEOs as of December 31, 2022:

Name	Grant Date	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Katherine H. Antonello	3/15/2022	—	—	—			9,880	426,124	18,360	791,867
	3/8/2021	—	—	—			6,450	278,189	31,960	1,378,435
	3/10/2020	—	—	—			1,960	84,535	—	—
Michael S. Paquette	3/15/2022	—	—	—			5,160	222,551	9,600	414,048
	3/8/2021	—	—	—			4,230	182,440	20,960	904,005
	3/10/2020	—	—	—			2,050	88,417	—	—
	3/6/2019	—	—	—			1,015	43,777	—	—
Lori A. Brown	3/15/2022	—	—	—			3,360	144,917	6,260	269,994
	3/8/2021	—	—	—			2,625	113,216	12,960	558,965
	3/10/2020	—	—	—			1,230	53,050	—	—
	3/6/2019	—	—	—			610	26,309	—	—
Christopher W. Laws	3/15/2022	—	—	—			2,920	125,940	5,420	233,765
	3/8/2021	—	—	—			1,815	78,281	9,000	388,170
Jeffrey C. Shaw	3/15/2022	—	—	—			5,760	248,429	7,080	305,360
	8/2/2021	—	—	—			1,797	77,505	—	—
	3/8/2021	—	—	—			2,625	113,216	12,960	558,965
	3/10/2020	—	—	—			1,230	53,050	—	—
	3/6/2019	—	—	—			610	26,309	—	—
(1)The column reflects RSUs granted under our equity and incentive plan in March of each of 2022, 2021, 2020, and 2019 and August 2021. The RSUs vest as to 25% of the units on March 15 of the first calendar year following the date of grant, and then on each of the next three anniversaries of that date.
(2)The column reflects the number of PSUs granted in March 2022, March 2021, and August 2021 under our equity and incentive plan that would be awarded to the NEOs at the end of the two-year performance period and one-year succeeding vesting period, assuming that the target level of the performance goal was achieved for PSUs granted in March 2022 and the maximum level of the performance goal was achieved for the PSUs granted in March 2021 and August 2021. The performance period for the March 2022, March 2021, and August 2021 PSU grants commenced on January 1, 2022 and January 1, 2021, respectively. The PSUs that were granted in March 2020, and were settled in January 2023, are described in footnotes 1 and 2 to the “Option Exercises and Stock Vested for 2022 Table,” below.
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Option Exercises and Stock Vested for 2022

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Katherine H. Antonello(3)	—	—	16,197	692,299
Michael S. Paquette	—	—	18,114	771,480
Lori A. Brown	—	—	10,542	449,655
Christopher W. Laws(4)	—	—	605	24,527
Jeffrey C. Shaw	—	—	11,141	473,938
(1)The Number of Shares Acquired on Vesting column reflects (a) the vesting of 25% of the RSUs granted on March 7, 2018, March 6, 2019, March 10, 2020, and March 8, 2021 for each of the NEOs receiving grants in the applicable years; and (b) the value of the PSUs granted on March 10, 2020 are based on 179% of target level. The shares underlying the 2020 PSU grant were earned based on the achievement of pre-established corporate performance goals over a two-year performance period, followed by a one-year vesting period.
(2)The Value Realized on Vesting column reflects (a) the number of shares underlying the RSU grants, which vested on March 15, 2022, multiplied by $40.54, the per share fair market value of the shares as of that date; and (b) the number of shares underlying the PSUs granted on March 10, 2020, following the completion of the two-year performance period and one-year succeeding vesting period that ended on December 31, 2022, multiplied by the per share fair market value of the shares, which was $43.27, as of January 26, 2023, the closing price on the date the PSUs were settled.
(3)Ms. Antonello's 2020 PSU grant level reflects a grant made several years prior to her promotion to President and Chief Executive Officer.
(4)Mr. Laws commenced employment on February 8, 2021, and consequently no PSUs were granted to him for 2020.
Pension Benefits
None of our NEOs participate in or has any accrued benefits under any qualified or nonqualified defined benefit plans maintained by the Company.
Nonqualified Deferred Compensation
None of our NEOs participate in or has an account balance in any nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by the Company.
Potential Payments upon Termination or Change in Control
The following summaries and the table that follows set forth estimated potential amounts payable to our NEOs upon termination of employment or a change in control as of December 31, 2022, under the employment agreements that were in effect as of that date, and the Company's other compensation plans, programs, policies, agreements, and arrangements. The Compensation Committee may in its discretion revise, amend or add to the benefits if it deems it advisable.
Employment Agreements - Ms. Antonello, Ms. Brown and Mr. Paquette
As discussed above, Ms. Antonello, Ms. Brown and Mr. Paquette were each party to an employment agreement with the Company in 2022. These employment agreements expired on December 31, 2022. Mr. Laws had an employment letter with the Company which did not provide any severance or change in control benefits.
The following summaries describe the terms of the employment agreements with Ms. Antonello, Ms. Brown and Mr. Paquette, as of December 31, 2022.
If, during the term of each of these employment agreements, the NEO’s employment is terminated other than (1) by reason of the NEO’s death or disability or (2) by the Company for cause or resignation for good reason, in any case, other than during (a)(i) the 24-month period following a change in control of the Company for Ms. Antonello, or (ii) the 18-month period following a change in control of the Company for
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each of Mr. Paquette and Ms. Brown, or (b) for each such NEO, during the six-month period prior to, but in connection with, a change in control (such pre- and post-change in control period, together, the “CIC-Related Period”), then the NEO would be entitled to receive:
•continued payments equal to: (1) for Ms. Antonello, three times her base salary payable in bi-weekly installments for 36 months; and (2) for each of Mr. Paquette and Ms. Brown, two times base salary payable in bi-weekly installments for 24 months; and
•continued health insurance coverage for 18 months following termination of employment with the Company paying the employer portion of the premium for such NEO.
If, during the term of these employment agreements, the NEO terminates employment for good reason or the NEO’s employment is terminated for any reason other than death, disability or by the Company for cause, in any case during the CIC-Related Period, then the NEO would be entitled to receive:
•a lump sum cash payment equal to: (1) for Ms. Antonello, three times the sum of (A) her base salary and (B) if the Change in Control occurs in 2022, the average of $650,000 and the annual bonus amount earned by Ms. Antonello for the preceding year; and (2) for each of Mr. Paquette and Ms. Brown, two times the sum of (A) base salary and (B) the average of the annual bonus amounts earned for the three years preceding the year in which the change in control occurs; and
•continued health insurance coverage for 18 months following the termination date with the Company paying the employer portion of the premium for each of the NEOs.
In addition, if any of the severance and other benefits payable to these NEOs would constitute “parachute payments” and be subject to the excise tax under Section 4999 of the Internal Revenue Code, then such payments and benefits will be either delivered in full or delivered as to such lesser extent that would result in none of such payments and benefits being subject to excise tax, whichever results in the greater amount of after-tax benefits to the NEO. Each of these employment agreements provides that the Company will pay for the legal fees and expenses that may be incurred by the NEO in connection with any tax audit or proceeding relating to such excise tax.
These NEOs would be subject to certain non-competition and non-solicitation restrictions for (1) 24 months after the termination date for Ms. Antonello; and (2) 18 months following the NEO's termination date for each of Mr. Paquette and Ms. Brown (in each case except if the Company has provided its consent), as well as obligations relating to nondisclosure of confidential information of the Company and its affiliates, return of company property, post-termination cooperation in certain litigation, administrative proceedings, investigations or audits, and work for hire provisions. Additionally, the NEO would be required to sign a global release of liability.
For purposes of these NEOs’ employment agreements, “cause” generally means a material breach of the NEO’s employment agreement; failure or inability of the NEO to obtain or maintain any required licenses or certificates; or a willful violation by the NEO of any law, rule or regulation that may adversely affect the NEO’s ability to perform his or her duties or may subject the Company to liability or negative publicity, or conviction or commission of or entry of a guilty plea or plea of no contest to any felony or any other crime involving moral turpitude.
For purposes of these NEOs’ employment agreements, a “change in control” of the Company generally means: (a) any person, or persons acting as a group, acquires ownership of Company stock that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of Company stock; or (b) any person, or persons acting as a group, acquires (or has acquired within 12 months) ownership of Company stock possessing 35% or more of the total voting power of the stock of the Company; or (c) a majority of Board members is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board members; or (d) any person or group acquires (or has acquired within 12 months) Company assets with an aggregate gross fair market value of at least 40% of the aggregate gross fair market value of the Company’s assets. However, generally, a “change in control” will not occur due to the completion of any transaction or series of integrated transactions immediately following which the Company’s common
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stockholders continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the Company’s assets immediately after such transaction or transactions; and a “change in control” will not occur as result of any secondary offering of Company’s common stock to the general public through a registration statement filed with the Securities and Exchange Commission.
For purposes of these NEOs’ employment agreements, “good reason” generally means the NEO’s termination of his or her employment due to any of the following events, provided the NEO notified the Company of such event within 90 days of its initial existence and such event is not cured by the Company within 30 days of the Company’s receipt of notice: a material diminution in the NEO’s base compensation, a material diminution in the NEO’s authority, duties or responsibilities, or any other action or inaction that constitutes a material breach by the Company of the employment agreement.
Key Executive Change in Control and Severance Plan - Mr. Laws and Mr. Shaw
Effective and commencing as of August 1, 2021, the Company adopted the Key Executive Change in Control and Severance Plan (the "Plan"), pursuant to which participants will be eligible to receive severance benefits upon qualifying terminations of employment. For those NEOs party to an employment agreement, participation does not begin until and upon the expiration of their current employment agreements, assuming the NEO remains employed with the Company at the time of expiration and executes a participation agreement as set forth under the Plan. NEOs not party to a current employment agreement can participate in the Plan after the effective date and upon execution of a participation agreement. Messrs. Laws and Shaw participated in the Plan during 2022. Ms. Antonello, Ms. Brown and Mr. Paquette became participants in the Plan in January 2023 following the expiration of their respective employment agreements. Entry into a participation agreement under the Plan will cause the Plan to supersede any severance or change in control benefits in any offer letter or employment or severance agreement but will not supersede or replace any benefits under any equity plan or equity award agreements or annual bonus program.
The following summary describes certain key terms of the Plan:
If, under the terms of the Plan and other than during the period beginning six months prior to a change in control of the Company through 24 months following a change in control of the Company (the “Change in Control Period”), either the Company terminates the NEO's employment without cause and not due to the NEO’s death or disability, or the NEO resigns due to a good reason termination, then the NEO would be entitled to receive:
•continued payments in installments in accordance with the Company’s normal payroll dates, in an aggregate amount equal to 125% (or with respect to the Company’s Chief Executive Officer, 200%) of the sum of the NEO’s base salary and target annual bonus, in each case in such amounts as in effect immediately before termination of employment, payable over a period of 15 months (or with respect to the Company’s Chief Executive Officer, 24 months); and
•a lump sum payment equal to the total continued health coverage premiums for medical, vision and dental care for the NEO, his or her spouse and/or his or her dependents, as applicable, for 15 months (or with respect to the Company’s Chief Executive Officer, 24 months) following termination of employment.
If, under the terms of the Plan and during the Change in Control Period, either the Company terminates the NEO's employment without cause and not due to the NEO’s death or disability, or the NEO resigns due to a good reason termination, then the NEO would be entitled to receive:
•a lump sum cash payment equal to 200% (or with respect to the Company’s Chief Executive Officer, 300%) of the sum of the NEO’s base salary and target annual bonus, in each case in such amounts as in effect immediately before termination of employment or immediately before the Company’s change in control, whichever is higher; and
•a lump sum payment equal to the total continued health coverage premiums for medical, vision and dental care for the NEO, his or her spouse and/or his or her dependents, as applicable, for 24 months (or with respect to the Company’s Chief Executive Officer, 36 months) following termination of employment.
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To receive the severance benefits, the NEO must timely sign and not revoke a separation agreement and release of claims in a form reasonably satisfactory to the Company. The NEO will be required to comply with the provisions of such agreement, which will include, without limitation, applicable restrictive covenants relating to non-competition, non-solicitation, confidentiality, return of company property, post-termination cooperation and work for hire provisions.
In addition, if any of the severance and other benefits provided under the Plan or otherwise payable to the NEO would constitute “parachute payments” and be subject to the excise tax under Section 4999 of the Internal Revenue Code, then such payments and benefits will be either delivered in full or delivered as to such lesser extent that would result in none of such payments and benefits being subject to excise tax, whichever results in the greater amount of after-tax benefits to the NEO. The Plan does not require the Company to provide any tax gross-up payment to any NEO participating in the Plan.
The Company may amend or terminate the Plan at any time, except that upon, in connection with, or after a change in control of the Company, the Company may not, without participant consent, amend or terminate the Plan in any way or take actions under the Plan that prevents a participant from becoming eligible for the severance and benefits under the Plan or reduces or alters to the participant’s detriment any of the severance and benefits under the Plan.
For purposes of the Plan, “cause” generally has the same meaning as provided under the NEOs’ employment agreements summarized further above.
For purposes of the Plan, a “change in control” of the Company generally has the same meaning as provided under the NEOs’ employment agreements summarized further above.
For purposes of the Plan, a “good reason termination” generally means the NEO’s voluntary termination of employment with the Company after one or more of the following without the NEO’s written consent: a material reduction of the NEO’s then-current annual base salary; or a material reduction of the NEO’s authority, duties or responsibilities, unless the NEO is provided with a comparable position. To qualify as a good reason termination, the NEO must give the Company written notice within 60 days after the NEO knows or should know of the initial existence of such event or action, such event or action is not cured as soon as possible but in any case within 30 days of receiving such written notice, and the NEO terminates employment within 60 days following the end of such 30-day cure period.
Termination for Death or Disability
In accordance with the Company's policies, if the NEO's employment is terminated as a result of disability, the NEO would be entitled to a benefit of up to $15,000 per month until the NEO reached normal retirement age under the Social Security Act where retirement age depends on the NEO's date of birth. In addition, the Company provides life insurance benefits for its senior executives, including the NEOs, in an amount equal to three times the executive's annual base salary, subject to a $1.5 million cap for each senior executive other than Ms. Antonello.
Terms of Equity Awards for all Named Executive Officers
Termination Not in Connection With a Change in Control
Termination of Employment by the Company for other than Cause. Under the terms of the equity award agreements, if the NEO's employment is terminated other than for cause, death or disability, and not in connection with a change in control, then (1) a prorated portion of the NEO's PSUs would be deemed earned based on the period of time the NEO had been employed during the performance and vesting periods and based on the Company's achievement of the applicable performance goals as of the end of the performance period, and (2) all outstanding unvested or unearned RSUs and PSUs would be forfeited.
Termination by Reason of Death or Disability. If the NEO's employment is terminated by reason of death or disability, a prorated portion of the NEO's PSUs would be deemed earned based on the period of time the NEO had been employed during the performance period and based on the Company's achievement
46 | 2023 Proxy Statement

of the applicable performance goals as of the end of the performance period, and the NEO's RSUs would become fully vested.
Termination by the Company for Cause or by the Executive Voluntarily. If the NEO's employment is terminated by the Company for cause or the NEO terminates employment for any reason other than as described above or, if applicable, by reason of retirement as described below (and not in connection with a change in control) then the NEO's unvested or unearned RSUs and PSUs would terminate upon termination of employment.
Termination in Connection With a Change in Control
Change in Control Provisions, If Equity Awards are Not Assumed. If the NEO's equity awards are not assumed or substituted in connection with a change in control, then upon the occurrence of the change in control, (1) the NEO's RSUs would become fully vested and (2) the number of PSUs that would have been earned at target level of achievement would be deemed earned and the shares (or the equivalent value of the shares) would be payable shortly after the occurrence of the change in control, except that, if the change in control occurs on or after the end of the performance period, payment would be based on actual, instead of target level of, achievement.
Change of Control Provisions, If Equity Awards are Assumed. If the NEO's RSUs are assumed or substituted for in connection with a change in control but the NEO's employment is terminated without cause during the 24-month period following such change in control, then the NEO's RSUs would become fully vested. The PSUs would be treated as described in the previous paragraph, whether or not they are assumed or substituted for.
Termination by Reason of Retirement
As of December 31, 2022, the retirement provisions in our 2022 equity awards would only apply to Ms. Brown because she is the only NEO who could have satisfied the criteria to terminate employment by reason of retirement as of that date (had she provided the requisite six months notice of intent to retire).
For the purposes of our 2022 equity awards, “retirement” is defined as termination of employment after attaining age 55 and completing 10 years of continuous service, provided that the NEO has given written notice of intent to retire no fewer than six months prior to the date that the NEO terminates employment.
With respect to the NEO's 2022 RSU awards, upon retirement the outstanding RSUs would fully vest, and with respect to the 2022 PSU awards, a prorated portion of the PSUs would be deemed earned based on the number of months that the NEO continued in employment during the applicable performance period, and would become payable upon the applicable payment date based on the Company's actual performance and provided that the NEO refrains from breaching Company confidentiality or non-solicitation agreements and violating certain restrictive covenants applicable to the NEO.
The retirement provisions in our equity awards prior to 2022 do not apply to any of our current NEOs since none satisfied the criteria necessary to terminate employment by reason of retirement as of December 31, 2022.
2022 Annual Bonus Program for all Named Executive Officers
The following termination and change in control provisions of our 2022 Annual Bonus Program apply to the annual bonuses granted to each of our NEOs for 2022:
Termination Not in Connection With a Change in Control
Termination of Employment by the Company for other than Cause. If the Company terminates the NEO's employment prior to December 31, 2022, other than for cause, then the NEO would be entitled to a prorated annual bonus, payable when this bonus would otherwise have been paid, in an amount equal to the product of (1) the total value of the annual bonus that would have been paid had the NEO continued in employment until December 31, 2022, calculated based on the NEO's annual base salary, and subject to the achievement of the threshold corporate performance goal, as determined by the Compensation
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Committee, in its sole discretion, and the further exercise by the Compensation Committee of its discretion authority regarding the extent of the achievement of the performance goals; and (2) a fraction, the numerator of which is the number of full months elapsed from January 1, 2022, until the NEO's date of termination, and the denominator of which is 12.
Termination by Reason of Death or Disability. If the NEO's employment terminates prior to December 31, 2022, by reason of death or disability, the 2022 annual bonus award would become payable when it would otherwise have been paid, calculated as if the NEO had continued in employment until December 31, 2022, and based on the NEO's annual base salary, and subject to the achievement of the threshold corporate performance goal, as determined by the Compensation Committee, in its sole discretion, and the further exercise by the Compensation Committee of its discretion authority regarding the extent of the actual achievement of the performance goals.
Termination by the Company for Cause or by the Executive Voluntarily. If the Company terminates the NEO's employment for Cause or the NEO voluntarily terminates employment for any reason prior to the date the 2022 annual bonuses are paid, other than for any of the reasons described above, then the NEO's 2022 annual bonus would terminate and be forfeited immediately.
Termination in Connection With a Change in Control
Upon the consummation of a change in control, if the NEO remains continuously employed through such consummation, then the NEO would be entitled to a prorated 2022 annual bonus award, payable as soon as practicable following the consummation of the change in control, in an amount equal to the product of (1) the greater of (a) the total value of the annual bonus that would have been paid to the NEO had the NEO continued in employment until December 31, 2022, subject to the actual achievement of the threshold corporate performance goal as of the consummation of the Change in Control, as determined by the Compensation Committee, in its sole discretion, such that if the threshold corporate performance goal was actually achieved, the achievement percentage would be 250%, and if the threshold corporate performance goal was not achieved, the achievement percentage would be 0%; and (ii) the value of the annual bonus that would have been paid to the NEO had the NEO continued in employment until December 31, 2022, and the achievement percentage would be 100%, and (b) a fraction, the numerator of which is the number of full months elapsed from January 1, 2022, until the consummation of the Change in Control, and the denominator of which is 12.

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Termination By Reason of Retirement
If the NEO terminates employment prior to December 31, 2022 by reason of retirement, after attaining the age of 55, completing 10 years of continuous service and providing six months' notice to the Company, then the NEO would be entitled to a prorated annual bonus payable when such bonus would otherwise have been paid in an amount equal to the product of (1) the total value of the annual bonus that would have been paid had the NEO continued in employment until December 31, 2022, based on the NEO's annual base salary, and subject to the achievement of the threshold corporate performance goal, as determined by the Compensation Committee, in its sole discretion, and the further exercise by the Compensation Committee of its discretion authority regarding the extent of the achievement of the performance goals; and (2) a fraction, the numerator of which is the number of full months elapsed from January 1, 2022 until the NEO's date of termination, and the denominator of which is 12, so long as the NEO refrains from breaching Company confidentiality or non-solicitation agreements and violating certain restrictive covenants applicable to her or him through December 31, 2022. As of December 31, 2022, Ms. Brown was the only NEO who would have satisfied the criteria necessary to terminate employment by reason of retirement.
Potential Payments to the Named Executive Officers Upon Termination or Change in Control
Assuming the employment of each of the NEOs had terminated on December 31, 2022, under each of the circumstances set forth in the table below (including the occurrence of a change in control on December 31, 2022), the payments and benefits described above would have the following estimated values under the employment agreements and other applicable plans, programs, policies, agreements and arrangements.

Name	Salary ($)	Bonus ($)		Accrued Vacation ($)	Medical Continuation ($)	Death Benefit ($)	Disability Benefits(2) ($)	Value of Accelerated Equity ($)		Total ($)
Katherine H. Antonello
Termination not in connection with a change in control either (a) by EHI for other than (i) cause, (ii) death or (iii) disability, or (b) by the executive for good reason.	2,010,000	1,145,000	(1)	128,846	33,281	—	—	1,182,913		4,500,040
Termination in connection with a change in control (a) by EHI for other than (i) cause, (ii) death or (iii) disability, or (b) by the executive for good reason.	2,010,000	4,182,500		128,846	33,281	—	—	2,563,216	(3)	8,917,843
Voluntary Termination	—	—		128,846	—	—	—	—		128,846
Termination for Cause	—	—		128,846	—	—	—	—		128,846
Change in Control	—	1,842,500	(4)	—	—	—	—	2,563,216	(5)	4,405,716
Death	—	1,145,000	(1)	128,846	—	1,500,000	—	2,156,578		4,930,424
Disability	—	1,145,000	(1)	128,846	—	—	1,530,000	2,156,578		4,960,424
Michael S. Paquette
Termination not in connection with a change in control either (a) by EHI for other than (i) cause, (ii) death or (iii) disability, or (b) by the executive for good reason.	1,040,000	546,000	(1)	100,000	17,168	—	—	740,686		2,443,854
Termination in connection with a change in control (a) by EHI for other than (i) cause, (ii) death or (iii) disability, or (b) by the executive for good reason.	1,040,000	1,537,167		100,000	17,168	—	—	1,648,214	(3)	4,342,549
Voluntary Termination	—	—		100,000	—	—	—	—		100,000
Termination for Cause	—	—		100,000	—	—	—	—		100,000
Change in Control	—	910,000	(4)	—	—	—	—	1,648,214	(5)	2,558,214
Death	—	546,000	(1)	100,000	—	1,500,000	—	1,381,532		3,527,532
Disability	—	546,000	(1)	100,000	—	—	1,350,000	1,381,532		3,377,532
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Name	Salary ($)	Bonus ($)		Accrued Vacation ($)	Medical Continuation ($)	Death Benefit ($)	Disability Benefits(2) ($)	Value of Accelerated Equity ($)		Total ($)
Lori A. Brown
Termination not in connection with a change in control either (a) by EHI for other than (i) cause, (ii) death or (iii) disability, or (b) by the executive for good reason.	740,000	345,950	(1)	71,154	15,057	—	—	462,641		1,634,802
Termination in connection with a change in control (a) by EHI for other than (i) cause, (ii) death or (iii) disability, or (b) by the executive for good reason.	740,000	996,783		71,154	15,057	—	—	1,031,454	(3)	2,854,448
Voluntary Termination	—	—		71,154	—	—	—	—		71,154
Termination for Cause	—	—		71,154	—	—	—	—		71,154
Change in Control	—	508,750	(4)	—	—	—	—	1,031,454	(5)	1,540,204
Death	—	345,950	(1)	71,154	—	1,110,000	—	866,559		2,393,663
Disability	—	345,950	(1)	71,154	—	—	1,770,000	866,559		3,053,663
Retirement	—	345,950	(1)	71,154	—	—	—	279,914		697,018
Christopher W. Laws
Termination not in connection with a change in control either (a) by EHI for other than (i) cause, (ii) death or (iii) disability, or (b) by the executive for good reason.	443,750	465,938	(1)	42,498	19,340	—	—	336,702		1,308,228
Termination in connection with a change in control (a) by EHI for other than (i) cause, (ii) death or (iii) disability, or (b) by the executive for good reason.	710,000	798,750		42,498	30,943	—	—	709,273	(3)	2,291,464
Voluntary Termination	—	—		42,498	—	—	—	—		42,498
Termination for Cause	—	—		42,498	—	—	—	—		42,498
Change in Control	—	443,750	(4)	—	—	—	—	709,273	(5)	1,153,023
Death	—	244,063	(1)	42,498	—	1,065,000	—	594,763		1,946,324
Disability	—	244,063	(1)	42,498	—	—	5,175,000	594,673		6,056,234
Jeffrey C. Shaw
Termination not in connection with a change in control either (a) by EHI for other than (i) cause, (ii) death or (iii) disability, or (b) by the executive for good reason.	456,250	536,550	(1)	70,192	27,734	—	—	474,430		1,565,156
Termination in connection with a change in control (a) by EHI for other than (i) cause, (ii) death or (iii) disability, or (b) by the executive for good reason.	730,000	985,500		70,192	44,375	—	—	1,230,154	(3)	3,060,221
Voluntary Termination	—	—		70,192	—	—	—	—		70,192
Termination for Cause	—	—		70,192	—	—	—	—		70,192
Change in Control	—	547,500	(4)		—	—	—	1,230,154	(5)	1,777,654
Death	—	262,800	(1)	70,192	—	1,095,000	—	1,065,259		2,493,251
Disability	—	262,800	(1)	70,192	—	—	3,150,000	1,065,259		4,548,251
(1)For the year 2022, the bonuses reflect the annual cash incentive bonuses paid for 2022 under our equity and incentive plan. The 2022 annual bonuses were paid in the first quarter of 2023 at varying percentages of the eligible NEOs' respective base salary rates. Additionally, Messrs. Laws and Shaw's bonuses include the bonus portion due under the Plan.
(2)Disability benefits are available to all full-time employees. In the event the NEO had been terminated due to disability, the executive would have been entitled to a benefit equal to 66 2/3% of their monthly salary, up to a maximum of $15,000 per month until attainment of their normal retirement age under the Social Security Act where retirement age depends on their date of birth.
(3)The value of the equity acceleration that is shown for termination of a NEO's employment following a change in control is calculated based on the assumption that the equity awards would be assumed upon the occurrence of the change in control and the executive would be terminated immediately thereafter.
50 | 2023 Proxy Statement

(4)The amounts shown for bonuses upon consummation of a change in control reflect the value of the annual cash incentive bonus to which such executive would have been entitled for 2022 if such executive remained continuously employed through such consummation, and threshold corporate performance had been achieved.
(5)The value of the equity acceleration that is shown for a change in control is calculated based on the assumption that the equity awards would not be assumed in the change in control, and therefore the awards would become vested and exercisable whether or not the NEO's employment had been terminated.
CEO Pay Ratio
Pursuant to the requirements of section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, below is a description of the relationship between the annual total compensation of our median employee and the annual total compensation of our Chief Executive Officer for 2022. The 2022 CEO pay ratio provided below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
Under the applicable regulations, a company may identify its median employee for purposes of providing pay ratio disclosure once every three years and then use that employee to calculate and disclose the median employee’s total compensation so long as, during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that such company reasonably believes would result in a significant change to the previous year’s pay ratio disclosure. We have reviewed the changes in our employee population and employee compensatory arrangements and, based on that review, have decided to calculate the 2022 CEO pay ratio using the same median employee for 2022 as we used for 2021 because we reasonably believe that there has been no change in either the Company or the median employee's compensation that would significantly affect our 2022 pay ratio disclosure.
To determine our median employee, we examined the total cash compensation (salary or hourly wages plus bonuses and other cash incentives) for all full-time, part-time, and temporary employees who were employed by us as of December 31, 2021. We annualized salaries and wages for employees who did not work a full year. We believe the use of total cash compensation for our employees is a consistently applied compensation measure, and note, in this regard, that we do not widely distribute annual equity awards to our employees. Specifically, in 2022 only about sixteen percent of our employees received annual equity awards.
Once the median employee was identified, as described above, we then calculated this employee's annual total compensation using the same methodology we use for our named executive officers for purposes of the Summary Compensation Table in this proxy statement. As so calculated, the identified median employee's total compensation was $100,375. Ms. Antonello's total 2022 compensation was $2,518,681. Based on this information, our 2022 CEO to median employee pay ratio is 25:1.
Pay Versus Performance
As rquired by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance measures of the Company. The Compensation Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. The following tables set forth information regarding compensation for our principal executive officers (PEOs) and average compensation related to our Non-PEO NEOs versus our Company performance for 2022, 2021, and 2020.
2023 Proxy Statement | 51

Year	Douglas D. Dirks (PEO)(1)		Katherine H. Antonello (PEO)(1)		Non-PEO NEOs(2)
	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(3)	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2,3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2,3)
2022	$—	$—	$2,518,681	$2,649,349	$1,078,779	$1,139,759
2021	$2,315,871	$2,373,415	$2,570,729	$2,971,888	$1,183,048	$1,402,493
2020	$3,662,640	$2,091,105	$—	$—	$1,440,715	$974,288

	Value of Initial Fixed $100 Investment Based on:			Company Selected Measure(5)
Year	Total Shareholder Return(4)	Peer Group Total Shareholder Return(4)	Net Income ($ in millions)	Adjusted GAAP Calendar Year Combined Ratio
2022	$118.02	$151.65	$48.4	97.0%
2021	$104.79	$127.58	$119.3	97.6%
2020	$79.46	$106.96	$119.8	95.4%
(1)The dollar amounts reported in this column reflect the total compensation presented in the Summary Compensation Table for each fiscal year shown. Mr. Dirks served as our President and Chief Executive Officer (PEO) for all of 2020 and partially in 2021 until he retired on April 1, 2021. Effective April 1, 2021, Ms. Antonello was promoted to President and Chief Executive Officer and served as our PEO for the majority of 2021 and all of 2022.
(2)The dollar amounts reported in this column reflect the average amounts of total compensation reported for our Non-PEO NEOs presented in the Summary Compensation Table for each fiscal year shown. During 2022 and 2021, our Non-PEO NEOs consisted of Messrs. Paquette, Laws, and Shaw and Ms. Brown. During 2020, our Non-PEO NEOs consisted of Messrs. Paquette and Festa and Mses. Berg and Antonello.
(3)The amounts calculated in these columns are in accordance with Item 402(v) of Regulation S-K. See the table below for detail of amounts added and deducted to the total compensation presented in the Summary Compensation Table for each applicable fiscal year to calculate compensation actually paid. Note that there were no stock awards granted in any fiscal year that vested within such fiscal year and there were no stock awards granted to any NEO in a prior fiscal year that were forfeited by such NEO in any fiscal year presented herein.

	2022		2021			2020
	PEO($)	Average of Non-PEO NEOs($)	PEO - Dirks($)	PEO - Antonello($)	Average of Non-PEO NEOs($)	PEO($)	Average of Non-PEO NEOs($)
Total Compensation reported on Summary Compensation Table	2,518,681	1,078,779	2,315,871	2,570,729	1,183,048	3,662,640	1,440,715
(Less) Fair Value of stock awards reported on Summary Compensation Table	(594,057)	(249,053)	(1,184,664)	(922,733)	(428,545)	(1,848,909)	(615,414)
Fair Value of stock awards granted in fiscal year shown, valued at year-end	632,010	264,965	—	1,017,120	469,622	1,574,091	508,039
Change in fair value from end of prior fiscal year to end of fiscal year shown for awards previously granted that were outstanding and unvested at end of fiscal year shown	70,648	33,126	—	161,193	106,363	(695,315)	(219,737)
Change in fair value from end of prior fiscal year to vesting date for awards previously granted in prior fiscal years that vested during fiscal year shown	22,067	11,942	1,242,208	145,579	72,005	(601,402)	(139,315)
Compensation Actually Paid	2,649,349	1,139,759	2,373,415	2,971,888	1,402,493	2,091,105	974,288
(4)Total Shareholder Return assumes an initial fixed investment of $100 as of December 31, 2019, which was established by the market close on the last trading day prior to the beginning of the Company's third preceding fiscal year. Total shareholder return also includes reinvestment of all dividends. The Peer Group Total Shareholder Return is based on the Standard & Poor's 500 Property & Casualty Insurance Index as identified in the Stock Performance Graph included in our Annual Reports on Form 10-K for fiscal years 2022, 2021, and 2020.
(5)The Company has determined that the most important financial performance measure, or Company Selected Measure, the Company used to align pay and performance by linking compensation actually paid to our NEOs for fiscal year 2022 was the Adjusted GAAP Calendar Year Combined Ratio. Adjusted GAAP Calendar Year Combined Ratio = ((Losses + loss adjustment expenses + commission expense - amortization of the deferred gain +/- impact of the LPT reserve adjustment +/- impact of the loss portfolio transfer contingent commission adjustment) / net premiums earned) plus (underwriting expenses + general and administrative expenses / net premiums written).
52 | 2023 Proxy Statement

As described in the "Compensation Discussion and Analysis," the Company's executive compensation program uses financial performance measures used in our industry and measures that are key financial drivers of our stock price to align pay and performance. The most important financial performance measures used to link executive compensation actually paid with the Company's performance include the following:

Most Important Financial Performance Measures for Fiscal Year 2022
◦Adjusted GAAP Calendar Year Combined Ratio
◦Change in Adjusted Book Value Per Share (ABVPS)
Additional Information Regarding Executive Compensation
Compensation Actually Paid Versus Cumulative Total Shareholder Return (TSR)
As demonstrated by the following graph, the compensation actually paid to our PEOs and the average amount of compensation actually paid to our other NEOs as a group during the periods presented were generally aligned with our cumulative TSR over the period presented.
Our focus on small business in large part caused our 2020 TSR performance to lag versus the Peer TSR because certain classes of business that we insure were adversely and disproportionately impacted by the COVID-19 pandemic in that year.
As a result of the COVID-19 pandemic, the stock-based compensation actually paid to our PEO and our other NEOs in 2020 was significantly impacted by a 23% decrease in our stock price during that year (as measured from January 1, 2020, to December 31, 2020). Further, as a result of an improvement in the outlook on the COVID-19 pandemic, the stock-based compensation actually paid to PEOs and our other NEOs in 2021 was significantly impacted by a 29% increase in our stock price during that year (as measured from January 1, 2021, to December 31, 2021).

Compensation Actually Paid vs. Total Shareholder Return
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$—
$175
$150
$125
$100
$75
$50
$25
$—
2019
2020
2021
2022
PEO Dirks Compensation Actually Paid (retired 4/1/21)
PEO Antonello Compensation Actually Paid (effective 4/1/21)
Average other NEO Compensation Actually Paid
EIG TSR of $100 Invested 12/31/19
Peer TSR of $100 Invested 12/31/19

Compensation Actually Paid Versus Net Income
As demonstrated by the following graph, the compensation actually paid to our PEOs and the average amount of compensation actually paid to our other NEOs as a group was not consistent with our net income over the periods presented in large part for the following reasons:
•During 2022, we experienced $51.8 million of net realized and unrealized losses on certain of our investments which served to significantly reduce our net income for that year. These investment losses consisted primarily of unrealized losses on equity securities and other investments.
2023 Proxy Statement | 53

We believe that adjusted net income, rather than net income, is more meaningful to our investors, analysts and other interested parties in identifying ongoing trends in our operating performance. Adjusted net income is a non-GAAP financial measure, and is net income excluding the after-tax effects of non-recurring transactions, which include net realized and unrealized gains and losses on investments. Our adjusted net income was $93.5 million, $67.9 million and $81.0 million for the years ending December 31, 2020, 2021 and 2022, respectively.
•As previously mentioned, the stock-based compensation actually paid to our PEO and our other NEOs in 2020 was significantly impacted by a 23% decrease in our stock price during that year and the stock-based compensation actually paid to our PEOs and our other NEOs in 2021 was significantly impacted by a 29% increase in our stock price during that year.

Compensation Actually Paid vs. Net Income
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$—
$140
$120
$100
$80
$60
$40
$20
$—
2020
2021
2022
Net Income (in millions)
PEO Dirks Compensation Actually Paid (retired 4/1/21)
PEO Antonello Compensation Actually Paid (effective 4/1/21)
Average non-PEO NEO Compensation Actually Paid

Compensation Actually Paid Versus Adjusted GAAP Calendar Year Combined Ratio
As demonstrated by the following graph, the compensation actually paid to our PEOs and the average amount of compensation actually paid to our other NEOs as a group during 2021 and 2022 was consistent with our Adjusted GAAP Calendar Year Combined Ratio.
While we used several different financial and non-financial performance measures for the purpose of evaluating our overall performance, Adjusted GAAP Calendar Year Combined Ratio is the performance measure that we used for our short term incentive program for fiscal year 2022. For reference, a combined ratio under 100% indicates that we are generating an underwriting profit and a combined ratio over 100% indicates that we are generating an underwriting loss.
As previously mentioned, and as a result of an improvement in the outlook on the COVID-19 pandemic, the stock-based compensation actually paid to our PEOs and our other NEOs in 2021 was significantly impacted by a 29% increase in our stock price during that year. This compares to a 4% increase in our stock price during 2022 (as measured from January 1, 2022, to December 31, 2022).
54 | 2023 Proxy Statement

Compensation Actually Paid vs. Adjusted GAAP Calendar Year Combined Ratio
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$—
210%
180%
150%
120%
90%
60%
30%
—%
2020
2021
2022
Adjusted GAAP Calendar Year Combined Ratio
PEO Dirks Compensation Actually Paid (retired 4/1/21)
PEO Antonello Compensation Actually Paid (effective 4/1/21)
Average non-PEO NEO Compensation Actually Paid

2023 Proxy Statement | 55

Security Ownership of Certain Beneficial Owners and Management
The following table and accompanying footnotes show information regarding the beneficial ownership of our voting securities as of March 27, 2023, by:
•each person who is known by us to own beneficially more than 5% of our voting securities;
•each Director;
•each NEO; and
•all Directors and executive officers as a group.
Except as otherwise indicated, we believe that the beneficial owners listed below, based on information furnished by such owners, will have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Shares of common stock underlying RSUs in which a person has the right to acquire beneficial ownership within 60 days of March 27, 2023 are considered outstanding and beneficially owned by the person holding the RSUs for the purposes of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. As of March 27, 2023, 27,049,068 shares of common stock were outstanding.

Name of Beneficial Owner(1)	Common Stock Beneficially Owned		Percent of Class
Blackrock Inc., 55 East 52nd Street, New York, NY 10055	3,860,948	(2)	14.3
The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355	3,210,275	(3)	11.9
Dimensional Fund Advisors LP, Building One, 6300 Bee Cave Road, Austin, TX 78746	2,162,352	(4)	8.0
João “John” M. de Figueiredo	8,715		*
Prasanna G. Dhoré	14,894		*
Valerie R. Glenn	66,218	(5)	*
Barbara A. Higgins	9,513		*
James R. Kroner	27,458	(6)	*
Michael J. McColgan	11,431		*
Michael J. McSally	39,269	(7)	*
Jeanne L. Mockard	10,274		*
Alejandro "Alex" Perez-Tenessa	2,431		*
Katherine H. Antonello	43,147		*
Michael S. Paquette	65,939		*
Lori A. Brown	43,075	(8)	*
Christopher W. Laws	1,466		*
Jeffrey C. Shaw	23,029		*
All Directors and executive officers as a group (14) persons	366,859	(9)	1.4
*    Represents less than 1%
(1)The address of all current executive officers and directors listed above is in the care of the Company.
(2)Information concerning stock ownership obtained from Amendment No. 1 to the Schedule 13G filed with the SEC on January, 26, 2023. BlackRock Inc. reported sole voting power with respect to 3,815,153 shares of common stock and dispositive power with respect to all 3,860,948 shares of common stock.
(3)Information concerning stock ownership obtained from Amendment No. 13 to the Schedule 13G filed with the SEC on February 9, 2023. The Vanguard Group, Inc. reported shared voting power with respect to 20,093 shares of common stock, sole dispositive power with respect to 3,162,229 shares of common stock, and shared dispositive power with respect to 48,046 shares of common stock.
56 | 2023 Proxy Statement

(4)Information concerning stock ownership obtained from Amendment No. 6 to the Schedule 13G filed with the SEC on February 10, 2023. Dimensional Fund Advisors LP, reported sole voting power with respect to 2,129,446 shares of common stock, and sole dispositive power with respect to 2,162,352 shares of common stock.
(5)Ms. Glenn is not standing for re-election at the 2023 Annual Meeting. Includes 18,954 shares of common stock beneficially owned by the Glenn Family Trust.
(6)Includes 23,765 shares of common stock beneficially owned by the James R. Kroner Living Trust.
(7)Includes 17,587 shares of common stock beneficially owned by the Michael J. McSally Revocable Trust.
(8)Includes 40,853 shares of common stock beneficially owned by the Lori Ann Brown Revocable Trust.
(9)There were no shares of common stock subject to options that were exercisable as of March 27, 2023.
2023 Proxy Statement | 57

Proposal 4 - Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors of the Company has appointed Ernst & Young as the Company's independent registered public accounting firm to examine the financial statements of the Company and its subsidiaries for the 2023 calendar year. The Board recommends ratification of the appointment of Ernst & Young.
Ernst & Young has served as the Company's independent auditor since 2002. This continuity enables Ernst & Young to gain extensive knowledge of the Company's operations, policies, procedures and internal controls. Ernst & Young rotates its lead audit partner and other accounting partners consistent with independence requirements. To help further ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a rotation of the independent auditor. Factors considered include insurance industry expertise, audit performance quality, reasonableness of fees and Public Company Accounting Oversight Board (“PCAOB”) reports on the firm, among other factors.
A representative of Ernst & Young will be available at the Annual Meeting. This representative will have an opportunity to make a statement if such representative desires to do so and to respond to appropriate questions.
Although stockholder approval of this appointment is not required or binding on the Audit Committee, the Board believes that, as a matter of good corporate governance, stockholders should be given the opportunity to express their views. If the stockholders do not ratify the appointment of Ernst & Young as the Company's independent accounting firm, the Audit Committee will consider this vote in determining whether or not to continue the engagement of Ernst & Young.
____________________________________________________________________________
The Board of Directors unanimously recommends that stockholders vote FOR the ratification of our independent registered public accounting firm.
____________________________________________________________________________
58 | 2023 Proxy Statement

Audit Committee Report
In connection with the financial statements for the year ended December 31, 2022, the Audit Committee has:
•reviewed and discussed the audited financial statements with management;
•discussed with Ernst & Young, the Company's independent registered public accounting firm, the matters required to be discussed by PCAOB Auditing Standard No. 1301, “Communications with Audit Committees”; and
•received the written disclosure and letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young's communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence.
Based upon these reviews and discussions, the Audit Committee recommended to the Board, at the February 15, 2023 meeting of the Board, that the Company's audited financial statements for the year ended December 31, 2022 be included in the Annual Report on Form 10-K filed with the SEC. The Board has approved the inclusion of this Audit Committee Report in this proxy statement.
/s/ Audit Committee
Michael J. McColgan, Chair
James R. Kroner
Jeanne L. Mockard
2023 Proxy Statement | 59

Audit Matters
Audit Committee Independence
The three members of the Audit Committee are independent (as independence is defined by the provisions of Section 303A.02 of the Listing Standards).
Communications with the Audit Committee
Complaints or concerns about accounting matters may be submitted to the Audit Committee in any of the following ways:
•by mailing a written description of the complaint or concern to the following address: Corporate Compliance Reporting
Employers Holdings, Inc.
748 S. Meadows Parkway, Suite A9, #249
Reno, Nevada 89521
•by sending a written description of the complaint or concern to the following email address: CorporateComplianceOfficer@employers.com; or
•by calling the toll-free hotline and talking to an independent third party at 844-961-2439.
Reports may be made anonymously. The Chief Legal Officer will check the above mailbox, email address, and telephone hotline messages on a regular basis and will promptly review and log all submissions. Any concerns regarding accounting, internal controls or auditing matters requiring immediate Audit Committee action will be submitted to the Chair of the Audit Committee within 24 hours. Reports of suspected violations of law and Company policies will be investigated appropriately. The Corporate Compliance Officer will provide periodic reports to the Audit Committee regarding the submissions relating to accounting, internal controls or auditing matters and the investigation and resolution of such matters.
Service Fees Incurred for Independent Accounting Firm
The Audit Committee engaged Ernst & Young to perform an annual audit of the Company's financial statements for the year ended December 31, 2022 and the Company's internal controls over financial reporting as of December 31, 2022. Following is the breakdown of fees paid to Ernst & Young by the Company for the last two years.
Audit Fees
Fees incurred for audit services provided by Ernst & Young approximated $2,432,163 and $2,162,073 for years 2022 and 2021, respectively. These amounts include the annual financial statement audits for the years ended December 31, 2022 and 2021; audit of the Company's internal controls over financial reporting as of December 31, 2022 and 2021; reviews of the Company's quarterly financial statements; and annual statutory audits of the Company's insurance subsidiaries for the year ended December 31, 2022 and 2021. All of such audit services were pre-approved by the Audit Committee.
Audit-Related Fees
Fees incurred for audit-related services provided by Ernst & Young related to employee benefit plan audits approximated $32,000 for years ended 2022 and 2021. All of such audit-related services were pre-approved by the Audit Committee.
All Other Fees
In 2021, the Company paid Ernst & Young $1,350, for subscriptions to an accounting research tool. None were paid in 2022. These non-audit fees were pre-approved by the Audit Committee.
60 | 2023 Proxy Statement

Pre-Approval Policies and Procedures
The Audit Committee's pre-approval policies and procedures for the Auditor's Fees are contained in its charter, a copy of which is available on our website at www.employers.com and available in print form to any stockholder who requests it. Specifically, under paragraph 13 of the “Authority, Responsibilities, and Limitations” section, the committee reviews and, in its sole discretion, approves in advance the Company's independent auditor's annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Exchange Act and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Company and such independent auditor (which approval is made after receiving input from the Company's management, if desired). Approval of audit and permitted non-audit services is made by the Audit Committee or by one or more of its members as designated by the Audit Committee or its Chair, and the person(s) granting such approval will report such approval to the Audit Committee at the next scheduled meeting.
2023 Proxy Statement | 61

Additional Information
Governance Document Information
Our Board Committee Charters, Corporate Governance Guidelines, Related Person Transactions Policy and Procedures, Code of Business Conduct and Ethics, and Code of Ethics for Senior Financial Officers are posted on the Company's website at www.employers.com. Copies of these documents will be delivered, free of charge, to any stockholder who requests them from Executive Vice President, Chief Financial Officer, Michael S. Paquette, at 775-327-2562.
Submission of Stockholder Proposals
Stockholder proposals intended for inclusion in the next year's proxy statement pursuant to Rule 14a-8 under the Exchange Act must be directed to the Corporate Secretary, Employers Holdings, Inc., at 748 S. Meadows Parkway, Suite A9, #249, Reno, Nevada 89521, and must be received by December 15, 2023. The Company's Bylaws require that proposals of stockholders made outside of Rule 14a-8 under the Exchange Act, including any stockholder director nominees pursuant to Rule 14a-19 under the Exchange Act, must be submitted, in accordance with the requirements of the Bylaws, not later than February 25, 2024 and not earlier than January 26, 2024.
Stockholders with the Same Address
Only one 2022 Annual Report to stockholders and proxy statement is being delivered to multiple stockholders sharing an address unless the Company received other instructions from one or more of the stockholders.
Print Copy Requests
If a stockholder wishes to receive a hard copy of the 2022 Annual Report or proxy statement, he or she should contact the Company's transfer agent, EQ Shareowner Services, at 1-866-870-3684 or by writing to EQ Shareowner Services at P.O. Box 64854, St. Paul, MN 55164-0854 or www.investorelections.com/eig. The stockholder will be sent, without charge, a print copy of the 2021 Annual Report or proxy statement promptly upon request.
Other Matters to be Presented
The Board knows of no other matters that will be presented at the annual meeting. However, if other matters properly come before the annual meeting, the person or persons voting your shares pursuant to instructions by proxy card will vote your shares in accordance with their best judgment on such matters.
Proxy Solicitation and Expenses
The Company will bear the expense of preparing, printing and mailing this proxy statement. Officers and regular employees of the Company and its subsidiaries may solicit the return of proxies. However, they will not receive additional compensation for soliciting proxies. The Company has engaged the services of Morrow Sodali LLC to assist it in the solicitation of proxies at an anticipated cost of $6,500, plus reasonable and customary disbursements. The Company has requested brokers, banks, and other custodians, nominees, and fiduciaries to send notice and proxy materials to beneficial owners and will, upon request, reimburse them for their expense in so doing. Solicitations may be made by mail, telephone, email, Internet, or other means.
62 | 2023 Proxy Statement

APPENDIX A
APCIA Insurance Executive Compensation Survey (2021)

Overview of Survey Participants

Participant List

Acuity
AEGIS Insurance Services
Agency Insurance Company of Maryland
AIPSO
Alfa Life
Allstate
ALPS
American Agricultural Ins
American Family Insurance
American Modern Insurance Group
American National Insurance
American Southern Insurance Company
Amerisure Mutual Insurance
Amica Mutual Insurance
Arch Capital Group
Argo Group US
Armed Forces Insurance
Associated Insurance Management
Auto Club Group
Automobile Club of Southern California
Bankers Financial
Barnstable County Mutual Insurance Co.
Berkshire Hathaway
Brotherhood Mutual Insurance
Builders Mutual Insurance Company
California Casualty Management
California Dental Association
Catalina Holdings
Central Insurance Co
Chandler (USA) Inc./National American Ins. Co
Church Mutual Insurance Co
CNA Insurance
CompSource Mutual Insurance Company
Conifer Holdings
Co-operative Insurance Companies
Copper Point
Country Financial
Coverys
CSAA Insurance Group
Electric Insurance Company
Employers Insurance Company
Employers Mutual Casualty Company
Erie Insurance
Farmers Alliance Mutual Insurance Company
University of Florida Healthcare Education Insurance Company
Utica First Insurance Company
Utica National Insurance
Farmers Bureau Insurance of Tennessee
Farmers Mutual Fire Insurance Co of Salem County
Farmers Mutual Insurance Company of NE
FBL Financial Group
Federated Insurance
Frankenmuth Mutual Ins Co
GeoVera Holdings Inc
Grange Insurance
Grange Insurance Association
Gray Insurance Company
Great Northwest Insurance Company
Grinnell Mutual Reinsurance
Guaranty Fund Management Services
GUARD Insurance Group
Gulfstream Property & Casualty
HAI Group
Hallmark Financial Services Inc
Hartford Financial Services Group
Hastings Mutual Insurance Co
Hawaii Employers' Mutual Insurance Company
Heritage Insurance
IAT Insurance Corp
ICW Group
Illinois Casualty Company
Indiana Farm Bureau Insurance
Island Insurance
James River Insurance Company
Kemper Services Group
Kentucky Farm Bureau
Kingstone Insurance Company
Lancer Insurance Company
Lawyers Mutual Insurance Company
Louisiana Workers Compensation Corp
MAPFRE U.S.A.
Markel International Services
Meadowbrook Insurance Group
Mercury Insurance
MGA Insurance Company, Inc.
Michigan Farm Bureau
Millville Mutual Insurance Company
Mitsui Sumitomo Marine Management (U.S.A.), Inc
MMG Insurance Company
Mountain West Farm Bureau Mutual Insurance Co.
Vermont Mutual Insurance Group
West Bend Mutual Insurance Co
Western National Insurance Group
Mutual Benefit Group
MutualAid eXchange
National General Management Corp
National Indemnity Company
NJM Insurance Group
Nodak Mutual Insurance Company
Oregon Mutual Insurance Co
Pacific Specialty Insurance Group
Palomar Holdings
Pekin Life
PEMCO Mutual Insurance Company
Pharmacists Mutual Ins
Philadelphia Insurance Companies
Pinnacol Assurance
Plymouth Rock Assurance
PRO Insurance Solutions
ProAssurance
Progressive
QBE the Americas
Quincy Mutual Fire Insurance
Risk Administration Services, Inc.
RLI
Rockingham Mutual Insurance Co.
Rural Mutual
SAIF Corporation
Secura Insurance
Sentry Insurance
Shelter Insurance Companies
Society Insurance
State Auto Insurance Companies
Swiss Reinsurance
Texas Mutual Insurance
Texas Windstorm Ins Association
The Cincinnati Insurance Companies
The Doctors Company
The Providence Mutual Fire Insurance Company
The Toa Reinsurance Company of America
The Wawanesa Mutual Insurance Company
Tokio Marine HCC
Tower Hill Insurance Group Inc.
Traders Insurance Company
Transatlantic Holdings
Transverse Insurance Company
UBIC Workers' Compensation Insurance
Union Mutual Fire Insurance Company
United Fire Group
Westfield
Weston Insurance Management
Workers Compensation Fund

A–1

Total Compensation Solutions EPPI Compensation & Benefits Survey (2021)

2021 EPPI Survey Company List

21st Century Indemnity Insurance Company	American Liberty Insurance Company	Badger Mutual Insurance Company
A.I.M. Mutual Insurance Companies	American Modern Insurance Group (American Modern Home)	Barnstable County Insurance Company
ACCC Insurance Company	American Mutual Share Insurance Corporation	Bear River Mutual Insurance Company
Acceptance Casualty Insurance Company	American Sentinel Insurance Company	BETA Healthcare Group
Accident Fund National Insurance Company	American Traditions Insurance Company	BITCO General Insurance Corporation
Accident Insurance Company	American Transit Insurance Company	Bloomfield Mutual Insurance Company
Accredited Surety and Casualty Company	American Trucking and Transportation Insurance Company, a RRG	Bridgefield Employers
Ace American Insurance	American Zurich Insurance Company	Bristol West Insurance Company
ACIG Insurance Company	Amerisure Insurance Company	British American Insurance Company
ACSTAR Insurance Company	Ameritrust Insurance Corporation	Broome Co-Operative Insurance Company
Acuity, A mutual Insurance Company	Amex Assurance Company	Brotherhood Mutual Insurance Company
Adriatic Insurance Company	Amica Mutual Insurance Company	Buckeye State Mutual Insurance Company
Aegis Security Insurance Company (American Sentinel)	Antum Risk	Builders Mutual Insurance Company
Affinity Mutual Insurance Company	Applied Underwriters Captive Risk Assutance Company	Burlington Insurance Company
AGCS Marine Insurance Company	ARAG Insurance Company	California Casualty General Insurance Company of Oregon
All America Insurance Company	Arch Mortgage Insurance	Callicoon Co-Operative Insurance Company
Allegany Co-op Insurance Company	Arch Reinsurance Company	Canal Insurance Company
Allstate	Argonaut Insurance Company	Capitol Casualty Company
Allstate Texas Lloyd	Arrow Mutual Liability Insurance Company	Capitol County Mutual Fire Insurance Company
ALPS Corporation	Ascendant Commercial Insurance	Capitol Indemnity Corporation
Ambac Financial Group	Aspen American Insurance Company	Capitol Insurance Company
American Access Casualty Company	Assured Guaranty Municipal Corp.	Carolina Farmers Mutual Insurance Company
American Alliance Casualty Company	Atlantic Casualty Insurance Company	Casco Indemnity Company
American Bankers Insurance Company of Florida	Atlantic Charter	Cassatt RRG Holding Company
American Coastal Insurance Company	Attorneys' Liability Assurance Society, Ltd.	Castle Key Indemnity Company
American Family Mutual Insurance Company	Austin Mutual Insurance Company	Catlin Insurance Company
American Farmers & Ranchers Mutual Insurance Company	Auto Club Ins Co of Florida	Celina Insurance Group
American Independent Insurance Company	Avatar Property & Casualty Insurance Company	CEM Insurance Company
American Integrity Insurance Company of Florida	AXA Insurance Company	Centauri Specialty Insurance Company
American International Group	AXIS Insurance Company	Center Mutual Insurance Company

A–2

2021 EPPI Survey Company List (cont.)

Central Co-operative Insurance Company	Districts mutual Insurance and Risk Management Services	Fednat Insurance Company
Central States Indemnity Company of Omaha	Donegal Mutual Insurance	Financial Casualty & Surety
Century Indemnity Company	Dryden Mutual Insurance Company	Financial Indemnity Company
Chautauqua Patrons	Eaglestone Reinsurance (National Union Fire Ins Co of Pittsburgh,)	Finger Lakes Fire & Casualty
Chesapeake Employers Insurance	Eastern Advantage Assurance Company (Eastern alliance Ins Co)	Fire Districts Insurance Company
Chubb Indemnity Insurance Company	EDIC	First Acceptance Insurance Company, Inc.
Church Mutual Insurance Company, S.I.	EIG Services, Inc. (Employers)	First Floridian Auto and Home Insurance Company
Church Pension Fund	Elephant Insurance Company	First Mutual Insurance Company
Cincinnati Insurance Company	EMC Property & Casualty Company	FirstComp Insurance Company
Citizens Property Insurance Corporation	Employers Assurance Company	Flagship City Insurance Company
Clear Blue Carrier Group	ENSTAR Insurance Group	Florida Farm Bureau Casualty Insurance Company
Coface North America Insurance Company	Equity Insurance Company	Florida Lawyers Mutual Insurance Company
Colonial Surety Company	Erie and Niagara Insurance Association	Florida Peninsula Insurance Company
Colorado Farm Bureau Mutual Insurance Company	Erie Insurance Company of New York	Forestry Mutual Insurance Company
Community Hospital Alternative for Risk Transfer	Essent Guaranty	Founders Insurance Company
CompSource Mutual Insurance Company	Esurance Insurance Company	Frank Winston Crum Insurance
Conestoga Title Insurance Co	Everest Security Insurance Company	Frankenmuth Insurance
Connecticut Medical Insurance Company	Factory Mutual Insurance Company	Friends Cove Mutual Insurance Company
Constellation	Fairmont Farmers Mutual Insurance Company	Frontier-Mt Carroll Mutual Insurance Company
Consumers Insurance USA Inc	Falcon Insurance Company	Geico Secure Insurance Company
COPIC	Farmers and Merchants Mutual Fire Insurance Company	General Casualty Ins Co
Countryway Insurance Company	Farmers Fire Insurance Company	Genesee Patrons Cooperative Ins Comp
Coverys	Farmers Insurance Company of Oregon	Genworth Mortgage Insurance Corporation
CRICO	Farmers Mutual Fire Insurance Company of Marble, PA	German Mutual Insurance Company
Croatian Fraternal Union of America	Farmers Mutual Hail (FMH AG Risk)	Germania Insurance Company
Daily Underwriters of America	Farmers Mutual Insurance Company of Nebraska	Germantown Insurance Company
Dealers Assurance Company	Farmers Texas County Mutual Insurance Company	Germantown Mutual Insurance Company
Diamond Insurance Company	Farmers Union Mutual Insurance Company	Global Indemnity Group, Inc.
Direct Auto Insurance Company	FCCI Insurance Company	GNY Insurance
Discovery Insurance Company	Federated National Insurance Company	Goodville Mutual

A–3

2021 EPPI Survey Company List (cont.)

Grange Indemnity Insurance Company	HSLI	Lawyers Mutual Liability Insurance Company of NC
Great American Assurance Company	Hudson Specialty Insurance Company	Leatherstocking Cooperative Insurance Company
Great Midwest Insurance Company	ICW Group	Lexon Insurance Company
Great Northwest Insurance Company	Idaho State Insurance Fund	Lititz Mutual Insurance Company
Great West Casualty Company	Illinois Casualty Company	Locomotive Engineers & Conductors Mutual Protective Assoc.
Greater New York Mutual Insurance Company	Illinois Farmers Ins Co	Loudoun Mutual Insurance Company
Guarantee Company of North America	Illinois Health and Hospital Association	MA Medical Malpractice Reinsurance Plan
Halifax Mutual Insurance Company	Illinois State Bar Association Mutual Insurance Company	Madison Mutual Insurance Company
Hallmark Specialty Ins Co	IMT Insurance Company	Mag Mutual
Hanover Fire and Casualty Insurance Company	Independence Assurance Company	Maidstone Insurance Company
Hartland Mutual Insurance Company	Independent Mutual Fire Insurance Company	Main Street America
Hastings Mutual Insurance Company	Injured Workers' Insurance Fund	Maine Employers' Mutual Insurance Company
HDH Global Insurance Company	Inspirien	Manufacturers Alliance Insurance Company
Health Care Indemnity	Insurance Placement Facility of PA	Manufacturing Technology Mutual Insurance Company
Healthcare Providers Insurance Company	Insurance Placement Facility of Pennsylvania	Maple Valley Mutual Insurance Company
Hereford Insurance Company	Integon Indemnity Corporation	Markel Insurance Company
Heritage Property & Casualty Insurance Company	Integra Insurance Company	Marysville Mutual Ins. Co.
Hochheim Prairie Farm Mutual Insurance Company	Interboro Insurance Comp	Maya Assurance Company
Home state County Mutual Insurance Company	ISDA Fraternal Association	MCIC Vermont
Homeowners Choice Property & Casualty Insurance Co.	ISMIE Mutual Insurance Company	McMillan-Warner Mutual Insurance Company
Homeowners of America Insurance Company	Jewelers Mutual Insurance Company	MDAdvantage Insurance Company of New Jersey
Homestead Insurance Company	Juniata Mutual Insurance Company	Medical Assurance Company of Mississippi
Horace Mann Insurance Company	KAMMCO	Medical Mutual Insurance Company of Maine
Hospital Services Group	Kemper Independence insurance Company	Medical Professional Mutual Insurance Company
Hospitality Mutual Insurance Company	Keystone National Insurance Company	Mendota Insurance Company
Hospitals Insurance Company	Kingstone Insurance Company	Merchants Bonding Company (Mutual)
Housing Authority Property Insurance, A Mutual Company	Kinsale Management, Inc.	Merchants Insurance Group
Houston Casualty Company	Ladies Pennsylvania Slovak Catholic Union	Mercury National Insurance Company
Houston Specialty Insurance Co.	LAMMICO	Metromile, Inc.
HPHC Insurance Company, Inc.	Lancer Insurance Company	Metropolitan Property and Casualty Insurance Company

A–4

2021 EPPI Survey Company List (cont.)

Michigan Commercial Insurance Mutual	New Mexico Security Insurance Company	Patriot Insurance Company
Michigan Insurance Company	New York Central Mutual Fire Insurance	Pemco Insurance Company
Michigan Millers Mutual Insurance Company	New York Schools Insurance Reciprocal	Penn National Insurance
Michigan Professional Insurance Exchange	Nodak Insurance Company	Penn-America Insurance Company
Mid-Century Insurance Company of Texas	NORCAL Mutual Insurance Company	Penn-Patriot Insurance Company
Mid-Continent Casualty Company	Normandy Insurance Company	Pennsylvania Professional Liability Joint Underwriting Association
Midstate Mutual Insurance Company	North Carolina Farm Bureau Mutual Insurance Company	People's Trust Insurance Company
Midwest Family Mutual Insurance Company	North Country Insurance Company	Pharmacists Mutual Insurance
Midwest Insurance Company	North Star General Insurance Company (Northstar Mutual)	Philadelphia Contributionship Insurance Company
Millers Capital Insurance Co	Northern Neck Insurance Company	Philadelphia Indemnity Insurance Company
Minnesota Lawyers Mutual Insurance Co.	Northern Security Ins Co	Piedmont Liability Trust
Mitsui Sumitomo Insurance USA Inc.	Northstone Insurance Company	Pinnacol Assurance
MLMIC Insurance Company	Occidental Fire and Casualty Company of North Carolina	Pioneer State Mutual Insurance Company
MMG Insurance Company	Ohio Bar Liability Insurance	PLICO, Inc.
MMIC Insurance	Ohio Mutual Insurance Group	Plymouth Rock Assurance Corp
Montana State Fund	Oklahoma Attorneys Mutual Insurance Company	PMA Companies
Motorists Mutual Insurance Company	Oklahoma Farm Bureau Mutual Insurance Company	Potomac Insurance Company
Mount Vernon Specialty Ins Company	Oklahoma Specialty Insurance Company	Preferred Mutual Insurance Company
Mt Hawley Insurance Company	Old Republic	Preferred Professional Insurance Company
Mt Morris Mutual Insurance Company	OMNI Indemnity Company	Previsor Insurance Company
Mutual Benefit Group	OMS National Insurance Company	Prime Insurance Company
Mutual Insurance Company of Arizona (MICA)	OMSNIC - OMS National Insurance Company	ProAssurance Group Services Corporation
Mutual of Wausau Insurance Corporation	Ontario Insurance Company	Producers Agriculture Insurance Company
Narragansett Bay Insurance Company	Oregon Mutual Insurance Company	Professional Insurance Exchange Mutual
National Flood Insurance Company	Oswego County Mutual Insurance Company	Professional Solutions Insurance Company
National Interstate Insurance Company	Otsego Mutual Ins comp	ProSelect Insurance Company
National Lloyds Insurance Company	PACO Assurance Company	Protective Insurance
National Unity Insurance Company	Palmetto Surety Corporation	Providence Mutual
NC Grange Mutual Insurance Company	Partner Reinsurance Company of the U.S.	Pure Insurance Company
NCMIC Group, Inc.	Partners Mutual Insurance Company	QBE Insurance Corporation

A–5

2021 EPPI Survey Company List (cont.)

Quincy Mutual Group	Standard Property and Casualty Ins. Co.	The Mutual RRG, Inc.
Radian Guaranty	Star Casualty Insurance Compay	The National Security Group, Inc.
RAM Mutual Insurance Company	Starr Indemnity & Liability Company	The Reliable Lloyds Ins Com
Reamstown Mutual Insurance Company	State Automobile Mutual Insurance Company	The Republic Mortgage Ins Com
Regent Ins Co	State Compensation Insurance Fund	THE RLI Ins Co
Reliable Lloyds Ins Com	State Farm Group	The Rockford Mutual Ins Co
Rockford Mutual Insurance Company	State Volunteer Mutual Insurance Company	The Root Insurance Company
Rockingham Insurance Co.	Sterling Insurance Company	The Safety Property and Casualty Ins.Comp
Rural Mutual Insurance Company	Stonetrust Commercial Insurance Company	The Sterling Ins com
Safe Auto Insurance Company	Sublimity Insurance Company	The United Casualty and Surety Ins Comp
Safety Group Insurance Company	Sunz Insurance Company	THE UTICA MUTUAL INSURANCE COMPANY
SAIF Corporation	SureTec Insurance Company	THIE Texas Hospital Insurance Exchange
SECURA Insurance	Synergy Comp Insurance Company	Tokio Marine America Insurance Company
Securian Casualty Company	Synergy Insurance Company	Transit Mutual Insurance Corporation of WI
Security First Insurance Company	Tecumseh Health Reciprocal RRG	Travelers
Selective Insurance Company of New York	Texas Hospital Insurance Exchange	Triangle Insurance Company, Inc.
Service Lloyds Insurance Company, A Stock Co.	Texas Lawyers' Insurance Exchange	Tri-State Consumer Insurance Company
Seven Seas Insurance Company	Texas Medical Liability Trust (TMLT)	Tuscarora Wayne Insurance Company
SFM Mutual Insurance Company	Texas Mutual Insurance Company	U S Lloyds Insurance Company
Sheboygan Falls Insurance Company	The American Modern Property and Casualty Ins Com	U.S. Insurance Company of America
Sirius America Insurance Company	The American Pet Insurance Company	UFCU
Society Insurance	The Bar Plan Mutual Insurance Company	UMIA Ins Company
Solution Services Corp.	The Beacon Mutual Insurance Company	Union Mutual Fire Insurance Company
Southern Guaranty Insurance Company	The Bristol West Ins Company	Unique Insurance Company
Southern Ins Co of Virginia	The Doctors Management Company	United Automobile Insurance Company
Southern Mutual Church Insurance Company	The Electric Insurance Company	United Casualty Ins Co of America
Southern Pilot Ins Co	The Fire Districts of NY Mutual Ins Comp	United Equitable Insurance Company
Southwest General Insurance Company	The Fortress Insurance Company	United Fire & Casualty Company
Spinnaker Insurance Company	The Grange Ins Comp	United Fire and Indemnity Company
Spring Valley	The MSA Insurance Company	United Frontier Mutual Insurance Company

A–6

2021 EPPI Survey Company List (cont.)

United Home Insurance Company
United Property & Casualty Insurance Company
United States Fire Insurance Company (Seneca)
United Wisconsin Insurance Company
USA Underwriters
Utica First Insurance Company
Utica Mutual Insurance Company
Vault Reciprocal Exchange
Vermont Mutual Insurance Company
Victory Insurance Company
Virginia Farm Bureau Mutual Insurance Company
Virginia Surety Company
Washington County CO-Op Insurance Company
WCF Insurance
West Bend Mutual Insurance Company
West Virginia Mutual Insurance Company
Western National Mutual Insurance Company
Westguard Insurance Company
Wilson Mutual Insurance Company
Wisconsin Lawyers Mutual Insurance Company
Wisconsin Mutual Insurance Company
Wisconsin Reinsurance Corporation
Wolverine Mutual Insurance Company
Wright National Flood Insurance Company
XL Reinsurance

A–7

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Proposals 1, 2, and 4, and FOR 1 Year for Proposal 3.

1. Election of Directors:	01 Katherine H. Antonello	☐	For	☐	Against	☐	Abstain
	02 João “John” M. de Figueiredo	☐	For	☐	Against	☐	Abstain

ò Please fold here - Do not separate ò

	03 Prasanna G. Dhoré	☐	For	☐	Against	☐	Abstain
	04 Barbara A. Higgins	☐	For	☐	Against	☐	Abstain
	05 James R. Kroner	☐	For	☐	Against	☐	Abstain
	06 Michael J. McColgan	☐	For	☐	Against	☐	Abstain
	07 Michael J. McSally	☐	For	☐	Against	☐	Abstain
	08 Jeanne L. Mockard	☐	For	☐	Against	☐	Abstain
	09 Alejandro "Alex" Perez-Tenessa	☐	For	☐	Against	☐	Abstain
2. To approve, on a non-binding basis, the Company's executive compensation.		☐	For	☐	Against	☐	Abstain
3. To vote, on a non-binding basis, on the frequency of future advisory votes to approve the Company's executive compensation.		☐ 1 Year	☐ 2 Years	☐	3 Years	☐	Abstain
4. Ratification of the appointment of the Company's independent accounting firm, Ernst & Young LLP, for 2023.		☐	For	☐	Against	☐	Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSALS 2 AND 4, AND FOR 1 YEAR FOR PROPOSAL 3.

Date

Signature(s) in Box
Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

EMPLOYERS HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 25, 2023
9:00 a.m. Pacific Daylight Time
Regus — Downtown Reno
200 S. Virginia Street, 8th Floor
Reno, Nevada 89501

Employers Holdings, Inc. P.O. Box 539003 Henderson, NV 89053-9003	Proxy

The undersigned hereby appoints Lori A. Brown and Christopher W. Laws, or either of them, with full power of substitution, to represent the undersigned and as proxies to vote all the common stock of Employers Holdings, Inc. that the undersigned has power to vote, with all powers which the undersigned would possess if personally present at the annual meeting of stockholders to be held on May 25, 2023, or at any adjournment or postponement thereof (the "annual meeting"). In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the annual meeting.

The validity of this proxy is governed by Nevada law. This proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the annual meeting.

This proxy is solicited on behalf of the Board of Directors. This proxy will be voted as specified by the undersigned. If no choice is specified, the proxy will be voted "FOR" the director nominees listed in Proposal 1, "FOR" approval, on a non-binding basis, of the compensation paid to the Company's named executive officers in Proposal 2, "1 YEAR" as the frequency to hold future advisory votes, on a non-binding basis, on the compensation paid to the Company's Named Executive Officers in Proposal 3, and "FOR" ratification of the Company's independent accounting firm, Ernst & Young LLP, for 2023 in Proposal 4. You do not need to mark any boxes if you wish to vote as the Board of Directors recommends.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

:	(	*	I
INTERNET/MOBILE www.proxypush.com/eig Use the Internet to vote your proxy until 11:59 p.m. (CDT) on May 24, 2023.	PHONE 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CDT) on May 24, 2023.	MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
VOTE IN PERSON
Sign and date your proxy card and bring it to the Annual Meeting on Thursday, May 25, 2023 at 9:00 a.m. (PDT) at Regus — Downtown Reno, 200 S. Virginia St., 8th Floor, Reno, Nevada 89501.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.